Exhibit 10.33
RECEIVABLES PURCHASE AGREEMENT

Dated as of December 31, 2025

by and among

SWIFT RECEIVABLES COMPANY II, LLC,
as Seller,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Purchasers and Group Agents

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

SWIFT TRANSPORTATION SERVICES, LLC,
as initial Servicer,

and

PNC CAPITAL MARKETS LLC,
as Structuring Agent

Swift-PNC Receivables Purchase Agreement 4906-5922-8286 v12.docx
4117271

Page
ARTICLE I DEFINITIONS    1
SECTION 1.01. Certain Defined Terms    1
SECTION 1.02. Other Interpretative Matters    31
SECTION 1.03. SOFR Notification    32
SECTION 1.04. Conforming Changes Relating to SOFR    32
ARTICLE II TERMS OF THE PURCHASES AND INVESTMENTS    32
SECTION 2.01. Purchase Facility.    32
SECTION 2.02. Making Investments; Return of Capital    34
SECTION 2.03. Yield and Fees.    36
SECTION 2.04. Records of Investments and Capital    37
SECTION 2.05. Selection of Yield Rates and Tranche Periods.    37
SECTION 2.06. Defaulting Purchasers    37
ARTICLE III SELLER GUARANTY    38
SECTION 3.01. Guaranty of Payment    38
SECTION 3.02. Unconditional Guaranty    38
SECTION 3.03. Modifications    40
SECTION 3.04. Waiver of Rights    40
SECTION 3.05. Reinstatement    41
SECTION 3.06. Remedies    41
SECTION 3.07. Subrogation    41
SECTION 3.08. Inducement    41
SECTION 3.09. Security Interest.    42
SECTION 3.10. Further Assurances    42
ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS    43
SECTION 4.01. Settlement Procedures.    43
SECTION 4.02. Payments and Computations, Etc    46
ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND BACK-UP SECURITY INTEREST    46
SECTION 5.01. Increased Costs.    46
SECTION 5.02. Funding Losses.    48

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(continued)
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SECTION 5.03. Taxes.    48
SECTION 5.04. Inability to Determine SOFR.    52
SECTION 5.05. Back-Up Security Interest.    53
SECTION 5.06. Benchmark Replacement Setting.    54
ARTICLE VI CONDITIONS TO EFFECTIVENESS AND INVESTMENTS    57
SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Investment    57
SECTION 6.02. Conditions Precedent to All Investments    58
SECTION 6.03. Conditions Precedent to All Releases    58
ARTICLE VII REPRESENTATIONS AND WARRANTIES    59
SECTION 7.01. Representations and Warranties of the Seller    59
SECTION 7.02. Representations and Warranties of the Servicer    63
SECTION 7.03. Representations, Warranties and Agreements Relating to the Security Interest    67
SECTION 7.04. Ordinary Course of Business    69
SECTION 7.05. Reaffirmation of Representations and Warranties    70
ARTICLE VIII COVENANTS    70
SECTION 8.01. Covenants of the Seller    70
SECTION 8.02. Covenants of the Servicer    79
SECTION 8.03. Separate Existence of the Seller    86
ARTICLE IX ADMINISTRATION AND COLLECTION OF RECEIVABLES    90
SECTION 9.01. Appointment of the Servicer.    90
SECTION 9.02. Duties of the Servicer.    91
SECTION 9.03. Collection Account Arrangements    92
SECTION 9.04. Enforcement Rights.    92
SECTION 9.05. Responsibilities of the Seller.    94
SECTION 9.06. Servicing Fee.    94
SECTION 9.07. Reporting Frequency    94
ARTICLE X EVENTS OF TERMINATION    95
SECTION 10.01. Events of Termination    95
ARTICLE XI THE ADMINISTRATIVE AGENT    98

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(continued)
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SECTION 11.01. Authorization and Action    98
SECTION 11.02. Administrative Agent’s Reliance, Etc    99
SECTION 11.03. Administrative Agent and Affiliates    99
SECTION 11.04. Indemnification of Administrative Agent    99
SECTION 11.05. Delegation of Duties    100
SECTION 11.06. Action or Inaction by Administrative Agent    100
SECTION 11.07. Notice of Events of Termination; Action by Administrative Agent    100
SECTION 11.08. Non-Reliance on Administrative Agent and Other Parties    100
SECTION 11.09. Successor Administrative Agent.    101
SECTION 11.10. Structuring Agent    101
ARTICLE XII THE GROUP AGENTS    102
SECTION 12.01. Authorization and Action    102
SECTION 12.02. Group Agent’s Reliance, Etc    102
SECTION 12.03. Group Agent and Affiliates    102
SECTION 12.04. Indemnification of Group Agents    103
SECTION 12.05. Delegation of Duties    103
SECTION 12.06. Notice of Events of Termination    103
SECTION 12.07. Non-Reliance on Group Agent and Other Parties    103
SECTION 12.08. Successor Group Agent    104
SECTION 12.09. Reliance on Group Agent    104
ARTICLE XIII INDEMNIFICATION    104
SECTION 13.01. Indemnities by the Seller.    104
SECTION 13.02. Indemnification by the Servicer.    107
ARTICLE XIV MISCELLANEOUS    108
SECTION 14.01. Amendments, Etc.    108
SECTION 14.02. Notices, Etc    109
SECTION 14.03. Assignability; Addition of Purchasers.    110
SECTION 14.04. Costs and Expenses    113
SECTION 14.05. No Proceedings; Limitation on Payments.    114

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(continued)
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SECTION 14.06. Confidentiality.    115
SECTION 14.07. GOVERNING LAW    116
SECTION 14.08. Execution in Counterparts    116
SECTION 14.09. Integration; Binding Effect; Survival of Termination    117
SECTION 14.10. CONSENT TO JURISDICTION    117
SECTION 14.11. WAIVER OF JURY TRIAL    117
SECTION 14.12. Ratable Payments    118
SECTION 14.13. Limitation of Liability.    118
SECTION 14.14. Intent of the Parties    118
SECTION 14.15. USA Patriot Act    119
SECTION 14.16. Right of Setoff    119
SECTION 14.17. Severability    119
SECTION 14.18. Mutual Negotiations    119
SECTION 14.19. Captions and Cross References    119

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(continued)
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EXHIBITS

EXHIBIT A        –    Form of Investment Request
EXHIBIT B        –    Form of Reduction Notice
EXHIBIT C        –    Form of Assignment and Acceptance Agreement
EXHIBIT D        –    Form of Assumption Agreement
EXHIBIT E        –    Credit and Collection Policy
EXHIBIT F        –    Form of Information Package
EXHIBIT G        –    Form of Compliance Certificate
EXHIBIT H        –    Closing Memorandum
EXHIBIT I        –    Form of Weekly Report

SCHEDULES

SCHEDULE I        –    Commitments
SCHEDULE II    –    Lock-Boxes, Collection Accounts and Collection Account Banks
SCHEDULE III    –    Notice Addresses
SCHEDULE IV    –    Initial Schedule of Sold Receivables

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This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December 31, 2025 by and among the following parties:
(i)    SWIFT RECEIVABLES COMPANY II, LLC, a Delaware limited liability company, as Seller (together with its successors and assigns, the “Seller”);
(ii)    the Persons from time to time party hereto as Purchasers and Group Agents;
(iii)    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent;
(iv)    SWIFT TRANSPORTATION SERVICES, LLC, a Delaware limited liability company, in its individual capacity (“Swift”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); and
(v)    PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent.
PRELIMINARY STATEMENTS
The Seller has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Purchase and Sale Agreement. The Seller desires to sell certain of the Receivables to the Purchasers and, in connection therewith, has requested that the Purchasers make Investments from time to time subject to the conditions set forth herein.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01. Certain Defined Terms
. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Seller, the Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts, that (i) provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement and (ii) by its terms, may not be terminated or canceled by the related Collection Account Bank without the written consent of the Administrative Agent or upon prior written notice to the Administrative Agent.

“Administrative Agent” means PNC, in its capacity as contractual representative for the Purchaser Parties, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(g).
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any thereof in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.
“Advisors” has the meaning set forth in Section 14.06(c).
“Affected Person” means each Purchaser Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.
“Affiliate” means, as to any Person: (a) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder(s) of its Capital Stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Purchasers at such time.
“Aggregate Yield” means, at any time of determination, the aggregate accrued and unpaid Yield on the aggregate outstanding Capital of all Purchasers at such time.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Alternate Rate” for any Capital (or portion thereof) funded by any Purchaser: (a) other than through the issuance of Notes means an interest rate per annum equal to the SOFR Rate, or, (b) if the Base Rate is applicable to such Purchaser pursuant to Section 5.04, the daily average Base Rate; provided, that the “Alternate Rate” for any day while an Event of Termination or an Unmatured Event of Termination exists shall be an interest rate equal to 2.0% per annum above the higher of (i) the Base Rate and (ii) the SOFR Rate.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other Applicable Law relating

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to anti-bribery or anti-corruption in any jurisdiction in which any Seller-Related Party is located or doing business.
“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, each as amended; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017 and the Terrorist Asset-Freezing Act 2010, each as amended; and (c) any other Applicable Law relating to anti-money laundering and countering the financing of terrorism and related financial record keeping and reporting requirements in any jurisdiction in which any Seller-Related Party is located or doing business.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.
“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Purchaser, an Eligible Assignee, such Committed Purchaser’s Group Agent and the Administrative Agent, and, if required, the Seller, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.
“Assumption Agreement” has the meaning set forth in Section 14.03(i).
“Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel and all disbursements of internal counsel.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, for any day and any Purchaser, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Group Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and
(b)    0.50% per annum above the latest Federal Funds Rate.

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“Beneficial Owner” means, for the Seller, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Seller’s Capital Stock; and (b) a single individual with significant responsibility to control, manage or direct the Seller.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Breakage Fee” means (i) for any Yield Period for which Yield is computed by reference to the CP Rate or SOFR and a reduction of Capital is made for any reason on any day other than the last date of the related Yield Period or (ii) to the extent that the Seller shall for any reason, fail to borrow on the date specified by the Seller in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Breakage Fee or any shortened duration of such Yield Period pursuant to the definition thereof) which would have accrued during such Yield Period (or, in the case of clause (i) above, until the maturity of the underlying Note) on the reductions of Capital relating to such Yield Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Seller), exceeds (B) the income, if any, received by the applicable Purchaser from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Seller). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Purchaser (or applicable Group Agent on its behalf) to the Seller and shall be conclusive and binding for all purposes, absent manifest error.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Phoenix, Arizona, Pittsburgh, Pennsylvania or New York, New York; provided that, for purposes of any direct or indirect calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Capital” means, with respect to any Purchaser, the aggregate amounts paid to, or on behalf of, the Seller in connection with all Investments made by such Purchaser pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of reducing, returning or repaying such Capital pursuant to Section 2.02(d) or 4.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Coverage Amount” means, at any time of determination, the amount equal to (a) the Net Receivables Pool Balance at such time, minus (b) the Total Reserves at such time.
“Capital Coverage Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital exceeds (b) the Capital Coverage Amount at such time.
“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such

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Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.
“Certificate of Beneficial Ownership” means, for the Seller, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Seller.
“Change in Control” means (a) that Swift ceases to own, directly or indirectly, 100% of the membership interests of the Seller free and clear of all Adverse Claims, (b) Parent ceases to own, directly or indirectly, 100% of the membership interests of any Originator or (c) a “Change in Control” (as such term is defined in the Credit Agreement, without giving effect to any amendment, supplement, modification or waiver of such definition made or given after such time any of PNC Bank, National Association, Wells Fargo Bank, National Association or Bank of America, N.A.is no longer a lender thereunder).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means December 31, 2025.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the

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Seller) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.
“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller, the Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Committed Purchaser (including a Related Committed Purchaser), the maximum aggregate amount of Capital which such Person is obligated to pay hereunder on account of all Investments, on a combined basis, as set forth on Schedule I or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Committed Purchaser’s obligation to fund Investments hereunder in accordance with this Agreement.
“Committed Purchasers” means PNC and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Purchaser”.
“Compliance Authority” means (a) any Official Body of the United States (including the U.S. Department of the Treasury, OFAC and the U.S. Department of State), the European Union, the United Kingdom or Canada; (b) the United Nations Security Council; and (c) any other Official Body with jurisdiction over the parties to this Agreement.
“Concentration Percentage” means, at any time: (i) except as provided in clause (ii) below, (a) for any Group A Obligor, 15.0%, (b) for any Group B Obligor, 7.0%, (c) for any Group C Obligor, 5.0% and (d) for any Group D Obligor, 3.0%; and (ii) for each Special Obligor, the Special Obligor Concentration Percentage.
“Concentration Reserve” means at any time, (a) the Concentration Reserve Percentage divided by (b) 100% minus the Concentration Reserve Percentage.
“Concentration Reserve Percentage” means, at any time, the ratio (expressed as a percentage) (a) the largest of the following (i) the sum of the five (5) largest Group D Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (ii) the sum of the three (3) largest Group C Obligor Receivables balances (up to the Concentration Percentage

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for each such Obligor), (iii) the sum of the two (2) largest Group B Obligor Receivables balances (up to the Concentration Percentage for such Obligor), and (iv) the largest Group A Obligor Receivables balance (up to the Concentration Percentage for such Obligor), divided by (b) the sum of the aggregate Outstanding Balances of all Eligible Receivables in the Receivables Pool; provided, however that for purposes of determining clause (a) of the Concentration Reserve Percentage, the Outstanding Balance with respect to all Receivables the Obligor of which is a Special Obligor shall be excluded until the occurrence of a Special Obligor Trigger Event.
“Conduit Purchaser” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Purchaser”.
“Conforming Changes” means, with respect to the Term SOFR Rate, Daily 1M SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, timing and frequency of determining rates and making payments of interest, prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily 1M SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate, Daily 1M SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Consolidated Total Net Leverage” has the meaning set forth in the Credit Agreement without giving effect to any amendment, supplement, modification or waiver of such definition made or given after July 8, 2025.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Knight-Swift Transportation Holdings Inc. or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Covered Entity” means (a) each Seller-Related Party and each of its Subsidiaries, and (b) each Person that, directly or indirectly, controls (as such term is defined by any Compliance Authority) a Person described in clauses (a) and (b) above.

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“Covered Property” means any property: (a) required to be reported as blocked property under 31 C.F.R. § 501.603, as amended; (b) owned, directly or indirectly, by, or due to or from, a Sanctioned Person subject to blocking or comprehensive Sanctions; (c) in which a Sanctioned Person subject to blocking or comprehensive Sanctions otherwise holds any interest; (d) located or originated in, or otherwise subject to restrictions due to its ties to, a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or potential violation by the Purchasers or the Administrative Agent of any applicable International Trade Law if the Purchasers or the Administrative Agent were to obtain an encumbrance on, lien on, pledge, or security interest in such property, or provide services in consideration of such property.
“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Purchaser to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Group Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to Conduit Purchasers in respect of Yield for any Yield Period with respect to any Portion of Capital funded by such Conduit Purchasers at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Purchasers had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in the Assumption Agreement or other document pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Agent from time to time.
“Credit Agreement” means that certain Amended & Restated Credit Agreement, dated as of July 8, 2025, by and among the Parent, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, swingline lender and issuing lender, and Wells Fargo Bank, National Association and PNC Bank, National Association, as co-syndication agents, and

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the other lenders party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time).
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit E, as modified in compliance with this Agreement.
“Credit Party” means each Purchaser, the Structuring Agent and the Administrative Agent.
“Credit Sales” means, for any period, the aggregate initial principal balance of Receivables originated by the Originators during such period.
“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at PNC’s discretion, to the nearest 1/100th of 1%) (a) the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator, by (b) a number equal to 1.00 minus the SOFR Reserve Percentage; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Seller.
“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month divided by (b)(i) the aggregate Credit Sales during the three Fiscal Months ended on the last day of such Fiscal Month divided by (ii) 90.
“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all guarantees by such Person of Debt of others, (f) all capital lease obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Debt of such Person is being determined, in respect of outstanding swap agreements, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such person in respect of bankers’ acceptances. The Debt of any person shall include the Debt of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Debt expressly limits the liability of such person in respect thereof.
“Deemed Collections” has the meaning set forth in Section 4.01(d).

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“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month (other than Receivables that became Defaulted Receivables as a result of an Insolvency Proceeding with respect to the Obligor thereof during such month) by (b) the Credit Sales during the month that is four (4) Fiscal Months before such month.
“Defaulted Receivable” means a Receivable:
(a)    as to which any payment, or part thereof, remains unpaid for more than 120 days and less than 151 days from the original invoice date for such payment; provided that, (A) with respect to any Receivable (x) originated by U.S. Xpress, Inc. and (y) the Obligor of which is an Extended Obligor, such Receivable shall only be considered a Defaulted Receivable if any payment, or part thereof, remains unpaid for more than 150 days and less than 181 days from the original invoice date for such payment, (B) the Majority Group Agents may, at any time in their sole discretion, reduce the “more than 150 days and less than 181 days” in clause (A) above to not less than “more than 120 days and less than 151 days” and (C) the “more than 150 days and less than 181 days” in clause (A) above shall automatically be reduced to “more than 120 days and less than 151 days” if the applicable payment terms agreed upon between U.S. Xpress, Inc. and such Extended Obligor are reduced to less than “120 days”; or
(b)    without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto; provided, however, that notwithstanding that an Insolvency Proceeding has occurred with respect to such Obligor, such Receivable shall not be deemed a “Defaulted Receivable” in the event that the applicable Originator is determined by a bankruptcy court of competent jurisdiction to be a critical vendor or other entity entitled to post-petition payment on its pre-petition claim or such Receivable is for post-petition services which are entitled to administrative priority, (ii) as to which any payment, or part thereof, has been written off the Seller’s or the applicable Originator’s books as uncollectible or (iii) as to which the related Obligor is not entitled to any further extensions of credit under the terms of the applicable Credit and Collection Policy.
provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Defaulting Purchaser” means any Purchaser that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Investments (or the Capital thereof) or (ii) pay over to any Purchaser Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Purchaser notifies the Administrative Agent in writing that such failure is the result of such Purchaser’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any)

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has not been satisfied, (b) has notified the Seller or any Purchaser Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Purchaser’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Investment under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Purchaser Party, acting in good faith, to provide a certification in writing from an authorized officer of such Purchaser that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Investments under this Agreement, provided that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon such Purchaser Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of an Insolvency Proceeding.
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 120 days from the original invoice date for such payment; provided that, (a) with respect to any Receivable (x) originated by U.S. Xpress, Inc. and (y) the Obligor of which is an Extended Obligor, such Receivable shall only be considered a Delinquent Receivable if any payment, or part thereof, remains unpaid for more than 150 days from the original invoice date for such payment, (b) the Majority Group Agents may, at any time in their sole discretion, reduce the “150 days” in clause (a) above to not less than “120 days” and (c) the “150 days” in clause (a) above shall automatically be reduced to “120 days” if the applicable payment terms agreed upon between U.S. Xpress, Inc. and such Extended Obligor are reduced to less than “120 days”.
provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.
“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Credit Sales during the two most recent Fiscal Months, by (b) the Net Receivables Pool Balance at the last day of such Fiscal Month.
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Deemed Collections which occurred during such Fiscal Month by (b) the aggregate Credit Sales during the Fiscal Month that is one month prior to such Fiscal Month.

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“Dilution Reserve” means, on any day, an amount equal to (a) the Dilution Reserve Percentage on such day, divided by (b) 100% minus the Dilution Reserve Percentage on such day.
“Dilution Reserve Percentage” means on any day, the product (expressed as a percentage) of (a) the Dilution Horizon Ratio multiplied by (b) the sum of (i) 2.0 times the average of the Dilution Ratios for the twelve most recent Fiscal Months and (ii) the Dilution Spike Factor.
“Dilution Spike Factor” means, for any Fiscal Month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months times (b) (i) the highest Dilution Ratio for any Fiscal Month during the twelve most recent Fiscal Months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve Fiscal Months.
“Dollars” and “$” each mean the lawful currency of the United States of America.
“Eligible Assignee” means (i) any Committed Purchaser or any of its Affiliates, (ii) any Person managed by a Committed Purchaser or any of its Affiliates and (iii) any other financial or other institution.
“Eligible Receivable” means, at any time, a Pool Receivable:
(a)    the Obligor of which is (i) a resident of the United States or, subject to the limitations in the definition of “Excess Concentrations”, a resident of Mexico or Canada, (ii) not subject to an Insolvency Proceeding and (iii) not an Affiliate of Swift;
(b)    that is denominated and payable in U.S. dollars to a Collection Account in the United States, and the Obligor with respect to which has been instructed on or prior to the Closing Date to remit Collections in respect thereof to a Collection Account in the United States, provided, however, that the Obligor with respect to any FUMS Receivable shall not be required to remit Collections to a Collection Account;
(c)    that has a stated maturity which is less than the Maximum Payment Term;
(d)    that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator’s business.
(e)    that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;
(f)    that conforms in all material respects with all Applicable Laws, rulings and regulations in effect;
(g)    that is not the subject of any asserted dispute, offset, hold back, defense, Adverse Claim or other claim, but any such Pool Receivable shall be ineligible only to

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the extent of the amount of such asserted dispute, offset, hold back, defense, Adverse Claim or other claim;
(h)    that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy;
(i)    that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 9.02 of this Agreement;
(j)    in which the Seller has good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor unless such consent has already been obtained);
(k)    for which the Administrative Agent (for the benefit of each Purchaser Party) shall have a valid and enforceable undivided percentage ownership or security interest and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
(l)    that constitutes an “account” or “general intangible” (each, as defined in the UCC), and that is not evidenced by “instruments” or “chattel paper” (each, defined in the UCC);
(m)    that is not a Defaulted Receivable or a Delinquent Receivable;
(n)    for which none of the Originator thereof, the Seller and the Servicer has established any offset arrangements with the related Obligor (other than contractual arrangements in the ordinary course of business which do not reduce the Outstanding Balance of the applicable Receivable);
(o)    for which Defaulted Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all such Obligor’s Receivables;
(p)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof; and
(q)    that if such Receivable has not yet been billed, no more than 60 days have expired since the date that such Receivable was created.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA.

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“Event of Termination” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.
“Excess Concentration” means the sum of the following amounts, without duplication:
(a)the sum of the amounts by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool of each Obligor exceeds an amount equal to (i) the applicable Concentration Percentage for such Obligor multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(b)the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a resident of Mexico exceeds an amount equal to (i) 3.0% (or such lower amount at the sole discretion of any Purchaser upon ten (10) days prior written notice to the Seller (it being understood that such percentage may be reduced to zero)) multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(c)the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a resident of Canada exceeds an amount equal to (i) 5.0% multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(d)the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have not been invoiced to the Obligor thereof no more than 45 days since the date that such Eligible Receivable was created exceeds an amount equal to (i) 15.0% multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(e)the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have not been invoiced to the Obligor thereof more than 45 days but less than 61 days since the date that such Eligible Receivable was created exceeds an amount equal to (i) 2.0% multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(f)    the amount by which the aggregate Outstanding Balance of all FUMS Receivables then in the Receivables Pool exceeds an amount equal to (i) 4.0% (or such other amount as may be agreed to in writing by the Seller and each Group from time to time) multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(a)the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a Governmental Authority exceeds an amount equal to (i) 1.0% multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(b)the Extended Payment Terms Concentration Amount.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in its Capital or Commitment pursuant to a law in effect on the date on which (i) such Purchaser funds an Investment or its Commitment or (ii) such Purchaser changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exiting Group” has the meaning set forth in Section 2.02(g).
“Extended Obligor” has the meaning set forth in the Fee Letter.
“Extended Payment Terms Concentration Amount” has the meaning set forth in the Fee Letter.
“Facility Limit” means $575,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.
“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined

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by the Administrative Agent of the rates for the last transaction in overnight federal funds arranged before 9:00 a.m. (New York City time) on that day by each of three leading brokers of federal funds transactions in New York City selected by the Administrative Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning specified in Section 2.03(a).
“Fees” has the meaning specified in Section 2.03(a).
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital has been reduced to zero and Aggregate Yield has been paid in full, (ii) all other Seller Obligations have been paid in full (other than contingent or unliquidated obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), (iii) all other amounts owing to the Purchaser Parties and any other Seller Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.
“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.
“Fiscal Month” means each calendar month.
“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.
“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2010 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.
“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“FUMS Receivable” means a Receivable generated by an Originator pursuant to such Originator’s Freight Under Management Services program offered to its customers pursuant to which such Originator coordinates, in the capacity as an agent, services provided to the Obligor through a third party carrier.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising

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executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser’s Related Committed Purchasers and related Group Agent, (ii) for PNC, PNC as a Committed Purchaser and as a Group Agent, (iii) for any other Purchaser that does not have a related Conduit Purchaser, such Purchaser, together with such Purchaser’s related Group Agent and each other Purchaser for which such Group Agent acts as a Group Agent hereunder.
“Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. If both a short-term and long-term rating exist for an Obligor, the short-term rating will be used and if S&P and Moody’s ratings for an Obligor indicate a different group for such Obligor, the lower of such ratings shall be used; provided, however, if the Obligor is [REDACTED]. and if the S&P and Moody’s ratings for [REDACTED] indicate a different group, the higher of such ratings shall be used.
“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assumption Agreement, an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.
“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Seller and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.
“Group B Obligor” means an Obligor, other than a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” S&P on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. If both a short-term and long-term rating exist for an Obligor, the short-term rating will be used and if S&P and Moody’s ratings for an Obligor indicate a different group for such Obligor, the lower of such ratings shall be used; provided, however, if the Obligor is [REDACTED] and if the S&P and Moody’s ratings for [REDACTED] indicate a different group, the higher of such ratings shall be used.
“Group C Obligor” means an Obligor, other than a Group A Obligor or Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” by S&P on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a

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short-term rating from Moody’s, “Baa3” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. If both a short-term and long-term rating exist for an Obligor, the short-term rating will be used and if S&P and Moody’s ratings for an Obligor indicate a different group for such Obligor, the lower of such ratings shall be used; provided, however, if the Obligor is [REDACTED] and if the S&P and Moody’s ratings for [REDACTED] indicate a different group, the higher of such ratings shall be used.
“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Purchasers within such Group.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.
“Guaranteed Obligations” has the meaning set forth in Section 3.01.
“Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Independent Director” has the meaning set forth in Section 8.03(c).
“Information Package” means a report, in substantially the form of Exhibit F.
“Initial Schedule of Sold Receivables” means the list identifying all Sold Receivables as of the Closing Date, which list is attached as Schedule IV hereto.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Intended Tax Treatment” has the meaning set forth in Section 14.14.
“Investment” means any payment of Capital to the Seller by a Purchaser pursuant to Section 2.01(a) or 2.02.

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“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.
“Investment Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Seller to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).
“LCR Security” means any commercial paper or security (other than equity securities issued to Parent or any Originator that is a consolidated subsidiary of Parent, under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio; Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Capital and Notes.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.
“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Loss Reserve” means, on any day, an amount equal to (a) the Loss Reserve Percentage on such date divided by (b) 100%, minus the Loss Reserve Percentage on such date.
“Loss Reserve Percentage” means, on any day, an amount (expressed as a percentage) equal to:
(a)    the product of:
(i)    2.0 times the highest three month rolling average of the Default Ratios during the twelve most recent Fiscal Months as of such day;
multiplied by
(ii)    if such day occurs during a Weekly Reporting Period, the aggregate Credit Sales during the four most recent Fiscal Months and one quarter of the fifth most recent Fiscal Month, or (y) if such day occurs during a Monthly Reporting Period, the aggregate Credit Sales during the five most recent Fiscal Months;

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divided by
(b)    the Net Receivables Pool Balance as of such date.
“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Purchasers representing more than 50% of the aggregate Commitments of all Committed Purchasers in all Groups (or, if the Commitments have been terminated, have Purchasers representing more than 50% of the aggregate outstanding Capital held by all the Purchasers in all Groups); provided, however, that in no event shall the Majority Group Agents include fewer than two (2) Group Agents at any time when there are two (2) or more Groups.
“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Seller, the Servicer and the Originators, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:
(a)    the assets, operations, business or financial condition of the Seller, the Servicer, the Performance Guarantor or any Originator;
(b)    the ability of the Seller, the Servicer, the Performance Guarantor or any Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party;
(c)    the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables;
(d)    the status, perfection, enforceability or priority of the Administrative Agent’s ownership or security interest in the Sold Assets or Seller Collateral; or
(e)    the rights and remedies of any Purchaser Party under the Transaction Documents or associated with its respective interest in the Sold Assets or the Seller Collateral.
“Maximum Payment Term” has the meaning set forth in the Fee Letter.
“Minimum Dilution Reserve” means, on any day, (a) the Minimum Dilution Reserve Percentage on such date divided by (b) 100% minus the Minimum Dilution Reserve Percentage on such date.
“Minimum Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage) of (a) the 12-month rolling average of the Dilution Ratio at such time multiplied by (b) the Dilution Horizon Ratio as of such date.
“Monthly Reporting Period” means any period other than a Weekly Reporting Period.

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“Monthly Settlement Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Seller, the Servicer, any Originator, the Parent or any of their respective ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision of such a government, whether federal, state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case in accordance with the prior written consent of the Administrative Agent.
“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced

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any Transaction Document, or sold or assigned an interest in any Capital or Transaction Document).
“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder.
“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller, provided that the Administrative Agent shall notify the Seller of such applicable rate of interest upon request.
“Parent” means Knight-Swift Transportation Holdings Inc., a Delaware corporation.
“Parent Group” has the meaning set forth in Section 8.03(c).
“Participant” has the meaning set forth in Section 14.03(e).
“Participant Register” has the meaning set forth in Section 14.03(f).
“PATRIOT Act” has the meaning set forth in Section 14.15.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA with respect to which any Originator, the Seller or any other member of the Controlled Group may have any liability, contingent or otherwise.
“Percentage” means, at any time of determination, with respect to any Committed Purchaser, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all

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Commitments hereunder have been terminated, the aggregate outstanding Capital of all Purchasers in such Committed Purchaser’s Group at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Purchasers at such time or (ii) if all Commitments hereunder have been terminated, the Aggregate Capital at such time.
“Performance Guarantor” means the Parent.
“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.
“PINACLE” means PNC’s PINACLE® credit management service and any and all services and systems provided or used in connection therewith, and any similar or replacement electronic credit administration services implemented by PNC.
“PINACLE Agreement” means a separate written agreement between Seller and PNC regarding PINACLE, and any amendments, modifications or replacements thereof.
“Platform” means PINACLE or any of Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“PNC” has the meaning set forth in the preamble to this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool. For the avoidance of doubt, the Pool Receivables shall include both Sold Receivables and Unsold Receivables.
“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.
“Pro Rata Share” shall mean, as to any Committed Purchaser, a fraction, the numerator of which equals the Commitment of such Committed Purchaser at such time and the denominator of which equals the aggregate of the Commitments of all Committed Purchasers at such time.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of any Capital (or portions thereof or participation interest therein) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other

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extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.
“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Seller.
“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement.
“Purchaser Party” means each Purchaser, the Administrative Agent and each Group Agent.
“Purchasers” means the Conduit Purchasers and the Committed Purchasers.
“Rating Agency” mean each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Purchaser).
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Seller (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables (including both Sold Receivables and Unsold Receivables) transferred (or purported to be transferred) to the Seller pursuant to the Purchase and Sale Agreement prior to the Termination Date.
“Register” has the meaning set forth in Section 14.03(c).
“Related Committed Purchaser” means with respect to any Conduit Purchaser, each Committed Purchaser listed as such for each Conduit Purchaser as set forth on the signature pages of this Agreement or in any Assumption Agreement.

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“Related Conduit Purchaser” means, with respect to any Committed Purchaser, each Conduit Purchaser which is, or pursuant to any Assignment and Acceptance Agreement or Assumption Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Purchaser in such Committed Purchaser’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement, Assumption Agreement or other agreement executed by such Committed Purchaser, as the case may be.
“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.
“Related Security” means, with respect to any Receivable:
(a)    all of the Seller’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)    all of the Seller’s and each Originator’s rights, interests and claims under the related Contracts and all supporting obligations, guaranties, indemnities, letters of credit (including any letter-of-credit rights), insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(e)    all books and records of the Seller and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);
(f)    all of the Seller’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents; and
(g)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.
“Release” has the meaning set forth in Section 4.01(a).
“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan

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maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Representatives” has the meaning set forth in Section 14.06(c).
“Required Capital Amount” means $15,000,000.
“Restricted Payments” has the meaning set forth in Section 8.01(r).
“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Collection Account with respect to the full Outstanding Balance of the related Receivables.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Sanctioned Jurisdiction” means, at any time, any country, area, territory, or jurisdiction that is the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine), as well as the Kherson and Zaporizhzhia regions of Ukraine.
“Sanctioned Person” means any Person that is (a) located in, organized under the Laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above; or (d) otherwise the subject or target of Sanctions.
“Sanctions” means Laws relating to economic or financial sanctions, sectoral sanctions, or secondary sanctions, administered, or enforced from time to time by any Compliance Authority.
“Scheduled Termination Date” means October 2, 2028, as such date may be extended from time to time pursuant to Section 2.02(g).
“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.
“Secured Parties” means each Purchaser Party, each Seller Indemnified Party and each Affected Person.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
“Seller” has the meaning specified in the preamble to this Agreement.

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“Seller Collateral” has the meaning set forth in Section 3.09.
“Seller Guaranty” has the meaning set forth in Section 3.01.
“Seller Indemnified Amounts” has the meaning set forth in Section 13.01(a).
“Seller Indemnified Party” has the meaning set forth in Section 13.01(a).
“Seller Obligation Final Due Date” means the date that (i) is one hundred eighty (180) days following the Scheduled Termination Date or (ii) such earlier date on which the Aggregate Capital becomes due and payable pursuant to Section 10.01.
“Seller Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to any Purchaser Party, Seller Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all obligations of the Seller in respect of the Seller Guaranty and the payment of all Capital, Yield, Fees and other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Seller (in each case whether or not allowed as a claim in such proceeding).
“Seller-Related Party” means each of the Seller, the Servicer, the Performance Guarantor, the Parent, the Originators and any other Affiliate of the Parent from time to time party to any Transaction Document.
“Seller’s Net Worth” means, at any time of determination, an amount equal to (i) the Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital plus (B) the Aggregate Yield at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Seller Obligations at such time.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).
“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).
“Servicing Fee” means the fee referred to in Section 9.06(a) of this Agreement.
“Servicing Fee Rate” means the rate referred to in Section 9.06(a) of this Agreement.

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“Settlement Date” means with respect to any Portion of Capital for any Yield Period or any Yield or Fees, (i) so long as no Event of Termination has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Termination has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
"SOFR" means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Floor” means a rate of interest per annum equal to 0 basis points (0.00%).
“SOFR Rate” means, at any time of determination, with respect to any Purchaser, Daily 1M SOFR or the Term SOFR Rate, as determined by the Seller by providing notice to the Administrative Agent not later than 11:00 a.m. (New York City time), one (1) Business Day prior to the expiration of any Tranche Period or Yield Period, as applicable; provided, however, that the SOFR Rate applicable to any Term SOFR Tranche funded pursuant to a funding of Capital that occurs other than on a Settlement Date shall be Daily 1M SOFR for each day during the initial Yield Period applicable to such Term SOFR Tranche from the date such funding of Capital is made until the next occurring Settlement Date.
"SOFR Reserve Percentage" means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
“Sold Assets” has the meaning set forth in Section 2.01(b).
“Sold Receivables” means, collectively, (i) the Pool Receivables specified as “Sold Receivables” on the Initial Schedule of Sold Receivables, (ii) all additional Pool Receivables specified as “Sold Receivables” on the Investment Requests delivered with respect to all subsequent Investments made hereunder and (iii) all additional Pool Receivables designated as “Sold Receivables” and transferred by the Seller pursuant to Section 2.01(b) in connection with a Release as contemplated by the first paragraph in Section 4.01(a).
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they

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mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.
“Special Obligor” has the meaning set forth in the Fee Letter.
“Special Obligor Concentration Percentage” has the meaning set forth in the Fee Letter.
“Special Obligor Trigger Event” means the occurrence of any of the following: (i) the Special Obligor fails to maintain a short-term rating of “A-1” or better by Standard & Poor’s and “P-1” or better by Moody’s, (ii) the ratio of (A) the aggregate Outstanding Balance of Receivables the Obligor of which is the Special Obligor as to which any payment, or part thereof, remains unpaid for 120 or more days from the original invoice date thereof divided by (B) the aggregate Outstanding Balance of all Receivables the Obligor of which is the Special Obligor exceeds 15.00%, (iii) the date that is ten (10) Business Days after any Purchaser provides written notice to the Seller, the Administrative Agent, and each Group Agent that a Special Obligor Trigger Event shall be deemed to have occurred.
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement.
“Sub-Servicer” has the meaning set forth in Section 9.01(d).
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Swift” has the meaning set forth in the preamble to this Agreement.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01 and (c) the date selected by the Seller on which all Commitments have been reduced to zero pursuant to Section 2.02(e).

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Rate” means with respect to any Tranche Period, the interest rate per annum equal to the Term SOFR Reference Rate for a tenor comparable to such Tranche Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Tranche Period; provided, however, that with respect to the initial Tranche Period for the Capital made on a date that is not a Settlement Date, the Term SOFR Rate shall be the interest rate per annum equal to Daily 1M SOFR for each day during such initial Tranche Period from the date that such funding of Capital is made until the next occurring Settlement Date. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (New York City time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Seller on and as of the first day of each Tranche Period.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Term SOFR Tranche” means any Capital (or portion thereof) accruing interest at the Term SOFR Rate.
“Total Reserves” means, on any day, an amount equal to the product of (a) the greater of (i) 12% and (ii) the sum of: (1) the Yield Reserve, plus (2) the greater of (x) the sum of the Loss Reserve plus the Dilution Reserve and (y) the sum of the Concentration Reserve plus the Minimum Dilution Reserve and (b) the sum of the then outstanding Aggregate Capital.
“Tranche Period” means, with respect to any Term SOFR Tranche, a period of one, two, three or six months selected by the Seller pursuant to Section 2.05. Each Tranche Period shall commence on a Monthly Settlement Date and end on (but not including) the Monthly Settlement Date occurring one, two, three or six calendar months thereafter, as selected by the Seller pursuant to Section 2.05; provided, however, that if the date any Capital (or portion thereof) is funded pursuant to an Investment made on a date that is not a Monthly Settlement Date pursuant to Section 2.01, the initial Tranche Period for such Capital (or such portion thereof) shall commence on the date such Investment is made pursuant to Section 2.01 and end on the next Monthly Settlement Date occurring after the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such initial Tranche Period; provided, further, that if any Tranche Period would end after the Termination Date, such Tranche Period (including a period of one day) shall end on the Termination Date.

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“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Account Control Agreements, the Fee Letter, each Subordinated Note, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unmatured Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.
“Unsold Receivables” means, at any time, all Pool Receivables that are not then Sold Receivables.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Weekly Report” means each report, in substantially the form of Exhibit I to this Agreement, furnished by or on behalf of the Servicer to the Administrative Agent and each Group Agent pursuant to this Agreement.
“Weekly Reporting Period” means any period during which the Seller has notified the Administrative Agent that it has elected to provide Weekly Reports pursuant to Section 9.07.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Yield” means an amount payable to each Purchaser in respect of its Capital accruing on each day when such Purchaser has Capital outstanding, which amount for any Purchaser’s Capital (or portion thereof) for any day during any Yield Period (or portion thereof) is the amount accrued on such Capital (or portion thereof) during such Yield Period (or portion thereof) in accordance with Section 2.03(b).
“Yield Period” means, with respect to any Purchaser’s Capital (or any portion thereof), (a) before the Termination Date: (i) initially, the period commencing on the date of the Investment pursuant to which such Capital (or portion thereof) is funded by a Purchaser to the Seller pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in

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the absence of any such selection, each period of 30 days from the last day of the preceding Yield Period.
“Yield Rate” means, for any day in any Yield Period for any Purchaser’s Capital (or any portion thereof):
(a)    if such Capital (or such portion thereof) is being funded by a Conduit Purchaser on such day through the issuance of Notes, the applicable CP Rate; or
(b)    if such Capital (or such portion thereof) is being funded by any Purchaser on such day other than through the issuance of Notes (including, without limitation, if a Conduit Purchaser is then funding such Capital (or such portion thereof) under a Program Support Agreement, or if a Committed Purchaser is then funding such Capital (or such portion thereof)), then SOFR, as determined pursuant to Section 2.05, provided, however, that the Yield Rate applicable to any Term SOFR Tranche funded pursuant to an Investment that occurs other than on a Monthly Settlement Date shall be SOFR for each day during the initial Yield Period applicable to such Term SOFR Tranche from the date such Investment is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date;
provided, however, that the “Yield Rate” for any Purchaser’s Capital (or any portion thereof) on any day while an Event of Termination or Unmatured Event of Termination has occurred and is continuing shall be an interest rate per annum equal the sum of 2.50% per annum plus the greater of (i) the rate per annum determined for such Capital (or such portion thereof) and such day pursuant to clause (a) or (b) above, as applicable, and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law; and provided, further, that Yield for any Capital (or such portion thereof) shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Yield Reserve” means, on any date, an amount (expressed as a percentage) equal to (a) the Yield Reserve Percentage on such date divided by (b) 100%, minus the Yield Reserve Percentage on such date.
“Yield Reserve Percentage” means, at any time, the following amount:
{(BR + SFR) x 1.5(DSO)}
360
where:
BR    =    the Base Rate in effect at such time,
DSO    =    the Days’ Sales Outstanding, and
SFR    =    the Servicing Fee Rate.

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SECTION 1.02. Other Interpretative Matters
. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.
SECTION 1.03. SOFR Notification
. Section 5.06 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate or Daily 1M SOFR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate, Daily 1M SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor.
SECTION 1.04. Conforming Changes Relating to SOFR
. With respect to the Term SOFR Rate and Daily 1M SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Seller and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective

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without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Seller of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
ARTICLE II

TERMS OF THE PURCHASES AND INVESTMENTS
SECTION 2.01. Purchase Facility.
(a)Investments. Upon a request by the Seller pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Purchasers, ratably, in accordance with the aggregate of the Commitments of the Related Committed Purchasers with respect to each such Conduit Purchaser, severally and not jointly, may, in their sole discretion, make payments of Capital to the Seller on a revolving basis, and if and to the extent any Conduit Purchaser does not make any such payment of Capital or if any Group does not include a Conduit Purchaser, the Related Committed Purchaser(s) for such Conduit Purchaser or the Committed Purchaser for such Group, as the case may be, shall, ratably in accordance with their respective Commitments, severally and not jointly, make such payment of Capital to the Seller, in either case, from time to time during the period from the Closing Date to the Termination Date. Each such payment of Capital by a Purchaser to the Seller shall constitute an Investment hereunder for all purposes. Under no circumstances shall any Purchaser be obligated to make any Investment if, after giving effect thereto:
(i)the Aggregate Capital would exceed the Facility Limit at such time;
(ii)the sum of (A) the Capital of such Purchaser, plus (B) the aggregate outstanding Capital of each other Purchaser in its Group, would exceed the Group Commitment of such Purchaser’s Group;
(iii)if such Purchaser is a Committed Purchaser, the aggregate outstanding Capital of such Committed Purchaser would exceed its Commitment; or
(iv)the Aggregate Capital would exceed the Capital Coverage Amount at such time.
(b)Sale of Receivables and Other Sold Assets. In consideration of the Purchasers’ respective agreements to make Investments in accordance with the terms hereof, the Seller, on the Closing Date, on the date of each Investment and on each other date occurring on or prior to the Termination Date, hereby sells, assigns and transfers to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder), all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Sold Assets”): (i) all Sold Receivables, (ii) all Related Security with respect to such Sold Receivables, (iii) all Collections with respect to such Sold Receivables and (iv) all proceeds of the foregoing. Such sales, assignments and transfers by the Seller shall, in each case, occur and be deemed to occur for all purposes in accordance with the terms hereof automatically without further action, notice or consent of any party.
(c)Intended Characterization as a Purchase and Sale. It is the intention of the parties to this Agreement that the transfer and conveyance of the Seller’s right, title and

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interest in, to and under the Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers according to their Capital as increased or reduced from time to time hereunder) pursuant to this Agreement shall constitute a purchase and sale and not a pledge for security, and such purchase and sale of the Sold Assets hereunder shall be treated as a sale for all purposes (except as provided in Sections 2.01(d) and 15.14). For the avoidance of doubt, this clause (c) shall not be construed to limit or otherwise modify Section 5.05 or any rights, interests, liabilities or obligations of any party thereunder.
(d)Obligations Not Assumed. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, the foregoing sale, assignment, transfer and conveyance set forth in Section 2.01(b) does not constitute, and is not intended to result in, the creation or an assumption by the Administrative Agent, any Group Agent or any Purchaser of any obligation or liability of the Seller, any Originator, the Servicer, or any other Person under or in connection with all, or any portion of, any Sold Assets, all of which shall remain the obligations and liabilities of the Seller, the Originators, the Servicer and such other Persons, as applicable.
(e)Selection, Designation and Reporting of Sold Receivables. The Seller (or the Servicer on its behalf) shall select and identify from the Pool Receivables all Sold Receivables to be sold pursuant to Section 2.01(b) in its sole discretion; provided, however, that (i) the Seller shall ensure that each Sold Receivable is an Eligible Receivable on the date when first included as a Sold Receivable, (ii) the Seller shall select Sold Receivables from the Pool Receivables on an invoice-by-invoice basis, and the Seller shall transfer pursuant to Section 2.01(b) 100% of its interest in any invoice that reflects Sold Receivables, such that all Receivables reflected or evidenced by such an invoice shall be included as Sold Receivables, and (iii) the Seller shall not permit the aggregate Outstanding Balance of Sold Receivables to exceed the Aggregate Capital at any time. The Seller shall maintain (or cause the Servicer to maintain) books and records sufficient to readily identify the Sold Receivables. The Seller and Servicer shall cause all Sold Receivables to be identified on each Investment Request in accordance with Section 2.02(a) and on each Information Package and Weekly Report delivered hereunder.
SECTION 2.02. Making Investments; Return of Capital
. (a) Each Investment hereunder shall be made on at least two (2) Business Days’ prior written request from the Seller to the Administrative Agent and each Group Agent in the form of an Investment Request attached hereto as Exhibit A; provided, that, at any time when PNC (or an Affiliate thereof) is the Administrative Agent and the Seller has entered into a PINACLE Agreement, then any request for an Investment made by the Seller using PINACLE shall constitute an Investment Request. Each such request for an Investment shall be made by Seller no later than (x) in the case of an Investment Request made pursuant to PINACLE, 4:00 p.m. Eastern Time on the proposed date of such Investments or (y) in the case of any other Investment Request, 4:00 p.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of Capital requested (which amount shall (x) not be less than $300,000 and shall be an integral multiple of $100,000) and (y) after giving effect to the addition of Pool Receivables to the Sold Receivables in connection with such Investment, not cause a Capital Coverage Deficit to exist, (ii) other than for an Investment Request made pursuant to PINACLE, the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the Capital of such Investment shall be distributed, (iv) the date such requested Investment is to be made (which shall be a Business

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Day) and (v) all Pool Receivables that are or, effective upon the making of such Investment, will be, Sold Receivables.
(a)On the date of each Investment specified in the applicable Investment Request, the Purchasers shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, make available to the Seller in same day funds an aggregate amount equal to the amount of Capital requested, at the account set forth in the related Investment Request.
(b)Each Committed Purchaser’s obligation shall be several, such that the failure of any Committed Purchaser to make available to the Seller any funds in connection with any Investment shall not relieve any other Committed Purchaser of its obligation, if any, hereunder to make funds available on the date such Investments are requested (it being understood, that no Committed Purchaser shall be responsible for the failure of any other Committed Purchaser to make funds available to the Seller in connection with any Investment hereunder).
(c)The Seller shall return in full the outstanding Capital of each Purchaser on the Seller Obligation Final Due Date. Prior thereto, the Seller shall, on each Settlement Date, reduce the outstanding Capital of the Purchasers to the extent required under Section 4.01 and otherwise in accordance with such Section 4.01 (subject to the priorities for payment set forth therein) by paying the amount of such reduction to the Purchasers in accordance with Section 4.02. Notwithstanding the foregoing, the Seller, in its discretion, shall have the right to reduce, in whole or in part by payment in accordance with Section 4.02, of the outstanding Capital of the Purchasers (i) on any Business Day if, at such time, (A) PNC (or an Affiliate thereof) is the Administrative Agent, (B) Seller has entered into a PINACLE Agreement and (C) such prepayment is made with PINACLE; provided, that any such prepayment made with PINACLE after 4:00 p.m. Eastern or (ii) two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Group Agent in the form of a reduction notice attached hereto as Exhibit B (a “Reduction Notice”); provided, however, that (i) each such reduction shall be in a minimum aggregate amount of $5,000,000 and shall be an integral multiple of $1,000,000, (ii) the Seller shall not provide any Reduction Notice or corresponding notice through PINACLE as contemplated above, and no such Reduction Notice or corresponding notice through PINACLE shall be effective, if after giving effect thereto, the Aggregate Capital as such time would be less than Capital Coverage Deficit; provided, however that notwithstanding the foregoing, a reduction may be in an amount necessary to reduce any Capital Coverage Deficit existing at such time to zero, and (iii) any accrued Yield and Fees in respect of the portion(s) of Capital so reduced shall be paid in full on the date immediately following Settlement Date.
(d)The Seller may, at any time upon at least fifteen (15) days’ prior written notice to the Administrative Agent and each Group Agent, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $50,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Purchaser, shall be ratably reduced.
(e)In connection with any reduction of the Commitments, the Seller shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Purchasers, cash in an amount sufficient to pay (A) Capital of Purchasers in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Seller Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the

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Administrative Agent reasonably determines that any portion of the outstanding Seller Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Capital, and second to the payment of the remaining outstanding Seller Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Purchasers.
(f)Provided that no Event of Termination or Unmatured Event of Termination has occurred and is continuing, the Seller may from time to time advise the Administrative Agent and each Group Agent in writing of its desire to extend the Scheduled Termination Date for an additional 364 day period, provided that such request is made not more than one hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Termination Date. The Administrative Agent and each Committed Purchaser (or its Group Agent on its behalf) shall notify the Seller and the Administrative Agent in writing whether or not such Person is agreeable to such extension (it being understood that the Administrative Agent and the Committed Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than thirty (30) days prior to the then current Scheduled Termination Date; provided, however, that if the Administrative Agent or any Committed Purchaser fails to so notify the Seller and the Administrative Agent, the Administrative Agent or such Committed Purchaser, as the case may be, shall be deemed to have declined such extension. In the event that the Administrative Agent and one or more Committed Purchasers have so notified the Seller and the Administrative Agent in writing that they are agreeable to such extension, the Seller, the Servicer, the Administrative Agent, the applicable Group Agents and the applicable Committed Purchasers shall enter into such documents as the Administrative Agent, the applicable Group Agents and the applicable Committed Purchasers may deem necessary or appropriate to effect such extension, and all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the applicable Group Agents and the applicable Committed Purchasers in connection therewith (including Attorney Costs) shall be paid by the Seller. In the event any Committed Purchaser declines such request to extend the Scheduled Termination Date or is deemed to have declined such extension, such Committed Purchaser’s Group shall be an “Exiting Group” for all purposes of this Agreement.
SECTION 2.03. Yield and Fees.
(a)On each Settlement Date, the Seller shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to each Group Agent, each Purchaser, the Administrative Agent and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Seller, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”). Commitment Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Purchaser as provided in Section 2.06.
(b)Each Purchaser’s Capital shall accrue Yield on each day when such Capital remains outstanding at the then applicable Yield Rate for such Capital (or each applicable portion thereof). The Seller shall pay all Yield (including, for the avoidance of doubt, all Yield accrued on Term SOFR Tranches during a Yield Period regardless of whether the applicable Tranche Period has ended), Fees and Breakage Fees accrued during each Yield Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

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(c)For the avoidance of doubt, the Seller’s obligation to pay all Fees and Yield hereunder when due shall not be contingent up the receipt or availability of Collections.
SECTION 2.04. Records of Investments and Capital
. Each Group Agent shall record in its records, the date and amount of each Investment made by the Purchasers in its Group hereunder, the Yield Rate with respect to the related Capital (and each portion thereof), the Yield accrued on such Purchasers’ Capital and each repayment and payment thereof. Subject to Section 14.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Seller hereunder or under the other Transaction Documents to repay the Capital of each Purchaser, together with all Yield accruing thereon and all other Seller Obligations.
SECTION 2.05. Selection of Yield Rates and Tranche Periods.
(a)Subject to the following sentence, each Purchaser’s Capital (including all portions thereof) shall accrue Yield initially at SOFR Rate. Thereafter, so long as no Event of Termination has occurred and is continuing, the Seller may from time to time elect to change or continue the type of Yield Rate and/or Tranche Period borne by the Purchasers’ Capital or, subject to the minimum amount requirement set forth in Section 2.02, a portion thereof by notice to the Administrative Agent not later than 11:00 a.m. (New York City time), one (1) Business Day prior to the expiration of any Tranche Period or Yield Period, as applicable; provided, that there shall not be more than three (3) Term SOFR Tranches outstanding hereunder at any one time; provided, further that for the avoidance of doubt, any change from SOFR and/or any change to a Tranche Period applicable to any Capital (or portion thereof) shall not be effective until the Monthly Settlement Date occurring after the date of such request. Any such notices requesting the continuation or conversion of any Capital (or any portion thereof) to the Administrative Agent may be given by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent).
(b)If, by the time required in Section 2.05(a), the Seller fails to select a Tranche Period or Yield Rate for any Capital (or portion thereof), such Capital (or portion thereof) shall automatically accrue Yield at Daily 1M SOFR for the next occurring Yield Period.
SECTION 2.06. Defaulting Purchasers
. Notwithstanding any provision of this Agreement to the contrary, if any Purchaser becomes a Defaulting Purchaser, then the following provisions shall apply for so long as such Purchaser is a Defaulting Purchaser:
(a)Commitment Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Purchaser.
(b)The Commitment and Capital of such Defaulting Purchaser shall not be included in determining whether the Majority Group Agents have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 14.01); provided, that, except as otherwise provided in Section 14.01, this clause (b) shall not apply to the vote of a Defaulting Purchaser in the case of an amendment, waiver or

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other modification requiring the consent of such Purchaser or each Purchaser directly affected thereby (if such Purchaser is directly affected thereby).
(c)In the event that the Administrative Agent, the Seller and the Servicer each agrees in writing that a Defaulting Purchaser has adequately remedied all matters that caused such Purchaser to be a Defaulting Purchaser, then on such date such Purchaser shall purchase at par such of the Capital of the other Purchasers as the Administrative Agent shall determine may be necessary in order for such Purchaser to hold such Capital in accordance with its Pro Rata Share; provided, that no adjustments shall be made retroactively with respect to fees accrued or payments made by or on behalf of the Seller while such Purchaser was a Defaulting Purchaser, and provided, further, that except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Purchaser to Purchaser that is not a Defaulting Purchaser will constitute a waiver or release of any claim of any party hereunder arising from that Purchaser having been a Defaulting Purchaser.
ARTICLE III

SELLER GUARANTY
SECTION 3.01. Guaranty of Payment
. The Seller hereby absolutely, irrevocably and unconditionally guarantees to each Purchaser, the Administrative Agent and the other Secured Parties the prompt payment of the Sold Receivables by the related Obligors and all other payment obligations included in the Sold Assets (collectively, the “Guaranteed Obligations”), in each case, in full when due, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise (such guaranty, the “Seller Guaranty”). The Seller Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all Guaranteed Obligations whenever arising. To the extent the obligations of the Seller hereunder in respect to the Seller Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then such obligations of the Seller shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state or otherwise and including the Bankruptcy Code and any other applicable bankruptcy, insolvency, reorganization or other similar laws).
SECTION 3.02. Unconditional Guaranty
. The obligations of the Seller under the Seller Guaranty are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any Guaranteed Obligations, any Contract, any Transaction Document or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Seller agrees that the Seller Guaranty may be enforced by the Administrative Agent or the Purchasers without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any of the other Transaction Documents or any collateral, including the Sold Assets, hereafter securing the Guaranteed Obligations, the Seller Obligations or otherwise, and the Seller hereby waives the right to require the Administrative Agent or the Purchasers to make demand on or proceed against any Obligor, any Originator, the Servicer or the Performance Guarantor or

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any other Person or to require the Administrative Agent or the Purchasers to pursue any other remedy or enforce any other right. The Seller further agrees that no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Administrative Agent or the Purchasers in connection with monies received under or in respect of the Seller Guaranty. The Seller further agrees that nothing contained herein shall prevent the Administrative Agent or the Purchasers from suing on any of the other Transaction Documents or foreclosing its or their, as applicable, security interest in or lien on the Sold Assets or any other collateral securing the Guaranteed Obligations or the Seller Obligations or from exercising any other rights available to it or them, as applicable, under any Transaction Document, or any other instrument of security and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Seller’s obligations under the Seller Guaranty; it being the purpose and intent of the Seller that its obligations under the Seller Guaranty shall be absolute, independent and unconditional under any and all circumstances. Neither the Seller Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Obligor, any Originator, the Servicer or the Performance Guarantor or by reason of the bankruptcy or insolvency of any Obligor, any Originator, the Servicer or the Performance Guarantor. The Seller hereby waives any and all notice of the creation, renewal, extension, accrual, or increase of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Purchaser on the Seller Guaranty or acceptance of the Seller Guaranty. All dealings between any Obligor, any Originator, the Servicer, the Performance Guarantor or the Seller, on the one hand, and the Administrative Agent and the Purchasers, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the Seller Guaranty. The Seller hereby represents and warrants that it is, and immediately after giving effect to the Seller Guaranty and the obligation evidenced hereby, will be, solvent. The Seller Guaranty and the obligations of the Seller under the Seller Guaranty shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of all Guaranteed Obligations), including the occurrence of any of the following, whether or not the Administrative Agent or any Purchaser shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Sold Assets or the Guaranteed Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Sold Assets or the Guaranteed Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to an Event of Termination) of any Transaction Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Sold Assets or the Guaranteed Obligations, (C) to the fullest extent permitted by Applicable Law, any of the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of Indebtedness other than the Guaranteed Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Guaranteed Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Sold Assets or other Seller Collateral, (F) any defenses, set-offs or counterclaims which the Seller, any

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Originator, the Servicer, the Performance Guarantor or any Obligor may allege or assert against the Administrative Agent or any Purchaser in respect of the Sold Assets or the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Seller as an obligor in respect of the Sold Assets or the Guaranteed Obligations.
SECTION 3.03. Modifications
. The Seller agrees that: (a) all or any part of any security interest, lien, collateral security or supporting obligation now or hereafter held for any Guaranteed Obligation may be exchanged, compromised or surrendered from time to time; (b) none of the Purchasers or the Administrative Agent shall have any obligation to protect, perfect, secure or insure any security interest or lien now or hereafter held, if any, for the Guaranteed Obligations; (c) the time or place of payment of any Guaranteed Obligation may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Obligor, any Originator, the Seller, the Servicer or the Performance Guarantor and any other party (including any co-guarantor) liable for payment of any Guaranteed Obligation may be granted indulgences generally; (e) any of the provisions of Contracts or any other agreements or documents governing or giving rise to any Guaranteed Obligation may be modified, amended or waived; and (f) any deposit balance for the credit of any Obligor, any Originator, the Servicer, the Performance Guarantor or the Seller or any other party (including any co-guarantor) liable for the payment of any Guaranteed Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Seller, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
SECTION 3.04. Waiver of Rights
. The Seller expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Seller Guaranty by the Purchasers and the Administrative Agent; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Purchasers or the Administrative Agent obtaining, amending, substituting for, releasing, waiving or modifying any security interest or lien, if any, hereafter securing the Guaranteed Obligations, or the Purchasers or the Administrative Agent subordinating, compromising, discharging or releasing such security interests or liens, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to the Sold Assets or the Guaranteed Obligations to which the Seller might otherwise be entitled; (f) any right to require the Administrative Agent or any Purchaser as a condition of payment or performance by the Seller, to (A) proceed against any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person, (B) proceed against or exhaust any other security held from any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person,

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(C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent, the Purchasers or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent or the Purchasers whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person including any defense based on or arising out of the lack of validity or the unenforceability of the Sold Assets or the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person from any cause other than payment in full of the Sold Assets and the Guaranteed Obligations; (h) any defense based upon any Applicable Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s or any Purchaser’s errors or omissions in the administration of the Sold Assets or the Guaranteed Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of the Sold Assets or the Guaranteed Obligations, (B) the benefit of any statute of limitations affecting the Seller’s liability under the Seller Guaranty or the enforcement of the Seller Guaranty, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent and the Purchasers protect, secure, perfect or insure any other security interest or lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement and the Seller Guaranty.
SECTION 3.05. Reinstatement
. Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of the Seller under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Seller agrees that it will indemnify Administrative Agent and each Purchaser on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
SECTION 3.06. Remedies
. The Seller agrees that, as between the Seller, on the one hand, and Administrative Agent and the Purchasers, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article IX (and shall be deemed to have become automatically due and payable in the circumstances provided in Article IX) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed

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Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Seller.
SECTION 3.07. Subrogation
. The Seller hereby waives all rights of subrogation (whether contractual or otherwise) to the claims of the Administrative Agent, the Purchasers and the other Secured Parties against any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations until such time as all Guaranteed Obligations have been indefeasibly paid in full in cash and the Final Payout Date has occurred. The Seller further agrees that, to the extent such waiver of its rights of subrogation is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation shall be junior and subordinate to any rights the Administrative Agent or any Purchaser may have against any Obligor, any Originator, the Servicer, the Performance Guarantor or any other Person in respect of the Guaranteed Obligations.
SECTION 3.08. Inducement
. The Purchasers have been induced to make the Investments under this Agreement in part based upon the Seller Guaranty that the Seller desires that the Seller Guaranty be honored and enforced as separate obligations of the Seller, should Administrative Agent and the Purchasers desire to do so.
SECTION 3.09. Security Interest.
(a)(a) To
(b)
(c)
(d)secure
(e)
(f)
(g)
(h)
(i)the prompt payment and performance of the Guaranteed Obligations, the Seller Guaranty and all other Seller Obligations, the Seller hereby grants to the Administrative Agent, for the benefit of the Purchasers and the other Secured Parties, a continuing security interest in and lien upon all property and assets of the Seller, whether now or hereafter owned, existing or arising and wherever located, including the following (collectively, the “Seller Collateral”): (i) all Unsold Receivables, (ii) all Related Security with respect to such Unsold Receivables, (iii) all Collections with respect to such Unsold Receivables, (iv) the Lock-Boxes

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and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Purchase and Sale Agreement; (vi) all other personal and fixture property or assets of the Seller of every kind and nature including, without limitation, all goods (includi
(j)ng inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
(k) The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Seller Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
(l)Immediately upon the occurrence of the Final Payout Date, the Seller Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Purchasers and the other Purchaser Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Seller Collateral shall revert to the Seller; provided, however, that promptly following written request therefor by the Seller delivered to the Administrative Agent following any such termination, and at the expense of the Seller, the Administrative Agent shall execute and deliver to the Seller UCC-3 termination statements and such other documents as the Seller shall reasonably request to evidence such termination.
(m)For the avoidance of doubt, the grant of security interest pursuant to this Section 3.09 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 5.05.
SECTION 3.10. Further Assurances
. Promptly upon request, the Seller shall deliver such instruments, assignments or other documents or agreements, and shall take such actions, as the Administrative Agent or any Purchaser deems appropriate to evidence or perfect its security interest and lien on any of the Seller Collateral, or otherwise to give effect to the intent of this Article III.

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ARTICLE IV

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION 4.01. Settlement Procedures.
(a)The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Seller or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 are satisfied on such date, (A) the Servicer may release to the Seller from such Collections received on Unsold Receivables the amount (if any) necessary to pay (x) the purchase price for Receivables purchased by the Seller on such date in accordance with the terms of the Purchase and Sale Agreement or (y) amounts owing by the Seller to any Originator under any Subordinated Notes and (B) the Servicer may release to the Seller all or a portion of such Collections received on Sold Receivables in exchange for the Seller designating an equivalent amount (based on aggregate Outstanding Balances) of Unsold Receivables as new Sold Receivables on Seller’s books and records pursuant to Section 2.01(e), which new Sold Receivables will be automatically and immediately sold by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) pursuant to Section 2.01(b) upon such release (each such release of Collections described in clauses (A) and (B) above, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:
(i)first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Yield Period (plus, if applicable, the amount of Servicing Fees payable for any prior Yield Period to the extent such amount has not been distributed to the Servicer);
(ii)second, to each Purchaser and other Purchaser Party (ratably, based on the amount then due and owing), all accrued and unpaid Yield, Fees and Breakage Fees due to such Purchaser and other Purchaser Party for the immediately preceding Yield Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Yield, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Yield Period to the extent such amount has not been distributed to such Purchaser or Purchaser Party;
(iii)third, as set forth in clause (x), (y) or (z) below, as applicable:
(A)(x)    prior to the occurrence of the Termination Date, to the extent that a Capital Coverage Deficit exists on such date, to the Purchasers (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Capital Coverage Deficit to zero ($0);

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(B)(y)    on and after the occurrence of the Termination Date, to each Purchaser (ratably, based on the aggregate outstanding Capital of each Purchaser at such time) for the return in full of the aggregate outstanding Capital of such Purchaser at such time; or
(C)(z)    prior to the occurrence of the Termination Date, at the election of the Seller and in accordance with Section 2.02(d), to the return of all or any portion of the outstanding Capital of the Purchasers at such time (ratably, based on the aggregate outstanding Capital of each Purchaser at such time);
(iv)fourth, to the Purchaser Parties that are then members of an Exiting Group (ratably, based on the amount due and owing at such time), for the payment of all other Seller Obligations then due and owing by the Seller to such Purchaser Parties;
(v)fifth, to the Purchaser Parties, the Affected Persons and the Seller Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Seller Obligations then due and owing by the Seller to the Purchaser Parties, the Affected Persons and the Seller Indemnified Parties; and
(vi)sixth, the balance, if any, to be paid to the Seller for its own account.
Amounts payable pursuant to clauses first through fifth above shall be paid first from available Collections on Sold Receivables and other Sold Assets, and second, to the extent necessary in order to make all such payments in full, from Collections on Unsold Receivables and other Seller Collateral. The Seller’s right to receive payments (if any) from time to time pursuant to clause sixth above shall, to the extent arising from Collections on Sold Receivables, constitute compensation to the Seller for the Seller’s provision of the Seller Guaranty and the Purchaser Parties’ interests in the Seller Collateral.
(b)All payments or distributions to be made by the Servicer, the Seller and any other Person to the Purchasers (or their respective related Affected Persons and the Seller Indemnified Parties) shall be paid or distributed to the related Group Agent at its Group Agent’s Account. Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Purchasers, Affected Persons, and the Seller Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Purchasers, Affected Persons and the Seller Indemnified Parties within its Group in accordance with the priority of payments forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof.
(c)If and to the extent the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and,

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accordingly, the Administrative Agent, such Purchaser Party, such Affected Person or such Seller Indemnified Party, as the case may be, shall have a claim against the Seller for such amount.
(d)For the purposes of this Section 4.01:
(i)if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Seller, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between the Seller or any Affiliate of the Seller, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a);
(ii)if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the amount of such deemed Collection to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Purchaser Parties for application pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);
(iii)except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)if and to the extent the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
SECTION 4.02. Payments and Computations, Etc
. (a) All amounts to be paid by the Seller or the Servicer to the Administrative Agent, any Purchaser Party, any Affected Person or any Seller Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the applicable Group Agent’s Account.
(a)Each of the Seller and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Base Rate, payable on demand.

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(b)All computations of interest under subsection (b) above and all computations of Yield, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
ARTICLE V

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND BACK-UP SECURITY INTEREST
SECTION 5.01. Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;
(ii)subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes for which relief is sought under Section 5.03, (B) Taxes described in clause (b) or (c) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Sold Assets, the Seller Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Capital or any participation therein or (B) affecting its obligations or rights to make Investments or fund or maintain Capital;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, a Group Agent or a Purchaser hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) making any Investment or funding or maintaining any Capital (or any portion thereof) or (C) maintaining its obligation to make any Investment or to fund or maintain any Capital (or any portion thereof), or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Group Agent), the Seller shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.
(b)Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s

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holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document or any related Program Support Agreement, (C) the Investments made or issued by such Affected Person, or (D) any Capital (or portion thereof), to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Group Agent), the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.
(c)Adoption of Changes in Law. The Seller acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document or Program Support Agreement), and may commence allocating charges to or seeking compensation from the Seller under this Section 5.01 in connection with such measures, in advance of the effective date of such Change in Law, and the Seller agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 5.01, without regard to whether such effective date has occurred.
(d)Certificates for Reimbursement. A certificate of an Affected Person (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Seller’s receipt of such certificate.
(e)Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Person pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Affected Person notifies the Seller of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 5.02. Funding Losses.
(a)The Seller will pay each Purchaser all Breakage Fees.
(b)A certificate of a Purchaser (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Purchaser, as specified in clause (a) above and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 4.01, pay such Purchaser the amount shown as due on any such certificate on the first Settlement Date occurring after the Seller’s receipt of such certificate.

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SECTION 5.03. Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Purchaser Party, Affected Person or Seller Indemnified Party) requires the deduction or withholding of any Tax from any such payment to a Purchaser Party, Affected Person or Seller Indemnified Party, then the applicable Purchaser Party, Affected Person or Seller Indemnified Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Purchaser Party, Affected Person or Seller Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by the Seller. The Seller shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(c)Indemnification by the Seller. The Seller shall indemnify each Affected Person, within ten days after demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) Taxes that arise because an Investment or any Capital is not treated for U.S. federal, state, local or franchise tax consistently with the Intended Tax Treatment (such indemnification will include any U.S. federal, state or local income and franchise taxes necessary to make such Affected Person whole on an after-tax basis taking into account the taxability of receipt of payments under this clause (II) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing). Promptly upon having knowledge that any such Indemnified Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrative Agent or any Affected Person (or its related Group Agent), the Seller shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority (or to the Administrative Agent or such Affected Person if such Taxes have already been paid to the relevant taxing authority or Governmental Authority); provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Seller. A certificate as to the amount of such payment or liability delivered to the Seller by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.
(d)Indemnification by the Purchasers. Each Purchaser (other than the Conduit Purchasers) shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser, its Related Conduit Purchaser or any of their respective Affiliates that are Affected Persons (but only to the extent that the Seller and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Seller, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Purchaser, its Related Conduit Purchaser or any of their respective Affiliates that are Affected Persons to comply with Section 14.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Purchaser, its Related Conduit Purchaser or any of their respective

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Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Purchaser (or its Group Agent) by the Administrative Agent shall be conclusive absent manifest error. Each Purchaser (other than the Conduit Purchasers) hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Purchaser, its Related Conduit Purchaser or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Purchaser, its Related Conduit Purchaser or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by the Seller to a Governmental Authority pursuant to this Section 5.03, the Seller shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Affected Persons. (i) Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Seller and the Administrative Agent, at the time or times reasonably requested by the Seller or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Seller or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Seller or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Seller or the Administrative Agent as will enable the Seller or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person.
(i)Without limiting the generality of the foregoing:
(A)an Affected Person that is a U.S. Person shall deliver to the Seller and the Administrative Agent from time to time upon the reasonable request of the Seller or the Administrative Agent, executed originals of Internal Revenue Service Form W-9 certifying that such Affected Person is exempt from U.S. federal backup withholding tax;
(B)any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the Affected Person) from time to time upon the reasonable request of the Seller or the Administrative Agent, whichever of the following is applicable:
(1)in the case of such an Affected Person claiming the benefits of an income tax treaty to which the United States is a

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party, (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of Internal Revenue Service Form W-8ECI;
(3)in the case of such an Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Affected Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or
(4)to the extent such Affected Person is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Affected Person is a partnership and one or more direct or indirect partners of such Affected Person are claiming the portfolio interest exemption, such Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and
(C)any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrative Agent (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Seller or the Administrative Agent, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Seller or the Administrative Agent to determine the withholding or deduction required to be made.
(g)Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code,

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as applicable), such Affected Person shall deliver to the Seller and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Seller or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or the Administrative Agent as may be necessary for the Seller and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Purchaser Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Seller Obligations and the Servicer’s obligations hereunder.
(i)Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrative Agent in writing of its legal inability to do so.
SECTION 5.04. Inability to Determine SOFR.
(a)If any Group Agent determines (which determination shall be final and conclusive) before the first day of any Yield Period (with respect to the SOFR Rate determined by reference to the Term SOFR Rate) or on any day (with respect to the SOFR Rate determined by reference to Daily 1M SOFR) that (i) deposits in Dollars (in the relevant amounts for such Yield Period) are not being offered to banks for such Yield Period, (ii) adequate means do not exist for ascertaining the SOFR Rate or (iii) the SOFR Rate does not accurately reflect the cost to any Purchaser (as determined by the related Group Agent) of maintaining any Portion of Capital during such Yield Period, then such Group Agent shall give notice thereof to the Seller and the Administrative Agent. Thereafter, until such Group Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to SOFR and (b) the Yield for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to SOFR shall automatically be converted to the Alternate Rate determined by reference to the Base Rate on the last day of the then-current Yield Period (with respect to the SOFR Rate determined by reference to the Term SOFR Rate) or immediately be converted to the Alternate Rate determined by reference to the Base Rate (with respect to the SOFR Rate determined by reference to Daily 1M SOFR).
(b)If, on or before the first day of any Yield Period, any Group Agent shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any Applicable Law, rule or regulation, or any change in the interpretation or administration thereof by a Governmental Authority charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the SOFR Rate, such Group Agent shall notify the Seller and the Administrative Agent thereof. Upon receipt of such notice, until the applicable Group Agent notifies the Seller and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate

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Rate determined by reference to the SOFR Rate and (b) the Yield for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the SOFR Rate shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the SOFR Rate to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the SOFR Rate to such day.
SECTION 5.05. Back-Up Security Interest.
(a)If, notwithstanding the intent of the parties stated in Section 2.01(c), the sale, assignment and transfer of any Sold Assets to the Administrative Agent (for the ratable benefit of the Purchasers) hereunder (including pursuant to Section 2.01(b)) is not treated as a sale for all purposes (except as provided in Section 2.01(d)), then such sale, assignment and transfer of such Sold Assets shall be treated as the grant of a security interest by the Seller to the Administrative Agent (for the ratable benefit of the Purchasers) to secure the payment and performance of all the Seller’s obligations to the Administrative Agent, the Purchasers and the other Secured Parties hereunder and under the other Transaction Documents (including all Seller Obligations). Therefore, as security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Yield and all other Seller Obligations, the Seller hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Seller’s right, title and interest in, to and under all of the Sold Assets, whether now or hereafter owned, existing or arising.
(b)The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Sold Assets, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrative Agent to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
(c)For the avoidance of doubt, (i) the grant of security interest pursuant to this Section 5.05 shall be in addition to, and shall not be construed to limit or modify, the sale of Sold Assets pursuant to Section 2.01(b) or the Seller’s grant of security interest pursuant to Section 3.09, (ii) nothing in Section 2.01 shall be construed as limiting the rights, interests (including any security interest), obligations or liabilities of any party under this Section 5.05, and (iii) subject to the foregoing clauses (i) and (ii), this Section 5.05 shall not be construed to contradict the intentions of the parties set forth in Section 2.01(c).
SECTION 5.06. Benchmark Replacement Setting.
(a)Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchasers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Group Agents comprising the Majority Group Agents.

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(b)In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Seller and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(c)The Administrative Agent will promptly notify the Seller and the Group Agents of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (E) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Group Agent pursuant to this Section 5.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 5.06.
(d)Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may reinstate such previously removed tenor.
(e)Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for a Purchase, or a conversion to or continuation of Purchases, bearing interest at the SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Purchase, or a conversion of a Purchase, bearing interest at the Base Rate, and, for the avoidance of doubt, all outstanding Purchases bearing interest at the SOFR Rate shall automatically be converted to Purchases bearing interest at the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Rate.
(f)As used in this Section 5.06:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of

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tenor or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” means, initially, the SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section 5.06. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor, the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as so determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, and no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to any then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 5.06.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Floor” means the SOFR Floor.
“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Administrative Agent in its reasonable discretion.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereof.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
ARTICLE VI

CONDITIONS TO EFFECTIVENESS AND INVESTMENTS
SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Investment
. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit H hereto, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Seller on the Closing Date to the Purchaser Parties have been paid in full in accordance with the terms of the Transaction Documents.
SECTION 6.02. Conditions Precedent to All Investments
. Each Investment hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)in the case of an Investment, the Seller shall have delivered to the Administrative Agent and each Group Agent an Investment Request for such Investment, in accordance with Section 2.02(a);

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(b)the Servicer shall have delivered to the Administrative Agent and each Group Agent all Information Packages and Weekly Reports required to be delivered hereunder;
(c)the conditions precedent to such Investment specified in Section 2.01(a)(i) through (iv), shall be satisfied;
(d)on the date of such Investment the following statements shall be true and correct (and upon the occurrence of such Investment, the Seller and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Seller and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Investment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Investment;
(iii)no Capital Coverage Deficit exists or would exist after giving effect to such Investment; and
(iv)the Termination Date has not occurred..
SECTION 6.03. Conditions Precedent to All Releases
. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Yield, Fees and Breakage Fees, in each case, through the date of such Release, (y) the amount of any Capital Coverage Deficit and (z) the amount of all other accrued and unpaid Seller Obligations through the date of such Release;
(b)the Seller shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Seller in accordance with the terms of the Purchase and Sale Agreement and amounts owing by the Seller to the Originators under the Subordinated Notes; and
(c)on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Seller and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Seller and the Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

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(ii)no Event of Termination or Unmatured Event of Termination has occurred and is continuing, and no Event of Termination or Unmatured Event of Termination would result from such Release;
(iii)no Capital Coverage Deficit exists or would exist after giving effect to such Release; and
(iv)the Termination Date has not occurred.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES
SECTION 7.01. Representations and Warranties of the Seller
. The Seller represents and warrants to the Administrative Agent, each Group Agent and each Purchaser Party as of the Closing Date, on each Settlement Date and on each day on which an Investment or Release shall have occurred:
(a)Existence and Power. The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted unless the failure to have such power, authority, licenses, authorizations consents of approvals could not be reasonably expected to have a Material Adverse Effect..
(b)Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party including the use of the proceeds of purchases and reinvestments: (i) are within the Seller’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) require no authorization, consent, approval or other action by or in respect of, and no notice to or filing with (other than the filing of UCC financing statements and continuation statements), any Governmental Authority or other Person, and (iv) do not (A) contravene, or constitute a default under, any provision of (1) Applicable Law or regulation or (2) the organizational documents of the Seller or (3) any agreement, judgment, award, injunction, order, writ, decree or other instrument binding upon the Seller or (B) result in the creation or imposition of any Adverse Claim (other than liens in favor of the Administrative Agent under the Transaction Documents) on assets of the Seller. This Agreement and the other Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller.
(c)Binding Effect of Agreement. Each of this Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)Accuracy of Information. None of the factual information, when taken as a whole, heretofore or contemporaneously, and furnished in writing, to the Administrative Agent or any Group Agent by or on behalf of the Seller pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby contains, as of the date such information was furnished (and as modified or

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supplemented by other information so furnished) any untrue statement of a material fact, or omits to state any material fact necessary to make any information, in light of the circumstances under which they were made, not materially misleading. The information included in any Certificate of Beneficial Ownership is true and correct in all respects.
(e)Actions, Suits and Proceedings. (i) There are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or any of its Affiliates or their respective properties, in or before any court, arbitrator or governmental body which could reasonably be expected to have a Material Adverse Effect upon the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which it is a party and (ii) the Seller is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Sold Assets or Seller Collateral by the Seller to the Administrative Agent, the ownership or acquisition by the Seller of any Pool Receivables, any other Sold Assets or any Seller Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (C) seeks any determination or ruling that could materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document. The Seller is not in default with respect to any order of any court, arbitrator or governmental body.
(f)Accuracy of Exhibits; Lock-Box Arrangements. The names and addresses of all the Collection Account Banks together with the account numbers of the Lock-Boxes and Collection Accounts at such Collection Account Banks, are specified in Schedule II to this Agreement (or at such other Collection Account Banks and/or with such other Lock-Boxes and Collection Accounts as have been notified to the Administrative Agent), and all Lock-Boxes and Collection Accounts are subject to Account Control Agreements. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete. The Seller has delivered a copy of all Account Control Agreements to the Administrative Agent. The Seller has not granted any interest in any Lock-Boxes or Collection Accounts (or any related lock-box or post office box) to any Person other than the Administrative Agent and, upon delivery to a Collection Account Bank of the related Account Control Agreement, the Administrative Agent will have exclusive ownership and control of the Lock-Boxes and Collection Accounts at such Collection Account Bank.
(g)Margin Stock, No Fraudulent Conveyance. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Federal Reserve Board), and no proceeds of any Investment will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No Investment hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy of insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
(h)Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Seller is Solvent.
(i)Offices; Legal Name. The Seller’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Seller is located at the address set forth on Schedule III. The legal name of the Seller is Swift Receivables Company II, LLC.

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(j)Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement. The Seller is “located” (as defined in the UCC) in Delaware. The office where the Seller keeps its records concerning the Receivables is at the address set forth on Schedule III.
(k)Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator and the related Contract.
(l)Investment Company Act. The Seller is not (i) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and (ii) a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.
(m)No Material Adverse Effect, Unmatured Event of Termination or Event of Termination. Since the date of organization of the Seller as set forth in its certificate of formation, there has been no Material Adverse Effect with respect to the Seller. No event has occurred and is continuing or would result from an Investment or from the application of the proceeds therefrom, that constitutes an Event of Termination or an Unmatured Event of Termination.
(n)Licenses and Labor Controversies.
(i)The Seller has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business unless such failure could not reasonably be expected to have a Material Adverse Effect.
(ii)There are no labor controversies pending against the Seller that have had (or could be reasonably expected to have) a Material Adverse Effect.
(o)Compliance with Applicable Laws. The Seller is in compliance with the requirements of all Applicable Laws, rules, regulations and orders of all Governmental Authorities (including, without limitation, all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions) except to the extent that the failure to comply could not be reasonably expected to have a Material Adverse Effect.
(p)Sanctions; International Trade, Anti-Money Laundering and Anti-Corruption Laws. No Covered Entity nor any of its directors, officers, or employees, nor, to the knowledge of any Seller-Related Party, any agents or affiliates acting on behalf of any Covered Entity: (a) is a Sanctioned Person; (b) does business in or with, or derives any of its income, directly or knowingly indirectly, from any Sanctioned Person or any Sanctioned Jurisdiction; or (c) is in violation of, or is, directly or knowingly indirectly, taking any action that could cause any Covered Entity to be in violation of, applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws. No Covered Entity nor any of its directors, officers, or employees, nor to the knowledge of any Seller-Related Party, any agents or affiliates acting on behalf of any Covered Entity: (x) is in receipt of any notice or communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; or (y) to its knowledge, is the target or subject of any investigation, or has received any

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request for information, involving any allegation relating to a violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by an Official Body. Each Covered Entity has instituted, maintains, and enforces policies and procedures reasonably designed to promote compliance with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. There is no Covered Property pledged as Collateral.
(q)Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(r)Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.
(s)Taxes. The Seller has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid or has made adequate provision for payment of all taxes payable by it which have become due or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority other than any taxes or assessments that are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.
(t)Tax Status. The Seller (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable a corporation for U.S. federal income tax purposes. The Seller is not subject to any Tax in any jurisdiction outside the United States.
(u)Opinions. The facts regarding the Seller, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(v)Other Transaction Documents. Each representation and warranty made by the Seller under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.
(w)Liquidity Coverage Ratio. The Seller has not, does not and will not during this Agreement (x) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act of 1933 (the “33 Act”) or that may be offered for sale under Rule 144A or a similar exemption from registration under the 33 Act or the rules promulgated thereunder, or (y) issue any other debt obligations or equity interest other than debt obligations substantially similar to the obligations of the Seller under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the Parent for purposes of generally accepted accounting principles.
(x)Certificate of Beneficial Ownership. The Seller is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New

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York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing and remain in full force and effect until the Final Payout Date.
SECTION 7.02. Representations and Warranties of the Servicer
. The Servicer represents and warrants to the Administrative Agent, each Group Agent and each Purchaser Party as of the Closing Date, on each Settlement Date and on each day on which an Investment or Release shall have occurred:
(a)Existence and Power. The Servicer is a limited liability company duly formed, validly existing and in good standing under the laws of its state of organization, and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted unless the failure to have such power, authority, licenses, authorizations consents of approvals could not be reasonably expected to have a Material Adverse Effect.
(b)Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party including the use of the proceeds of purchase and reinvestment: (i) are within the Servicer’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) require no authorization, approval or other action by or in respect of, and no notice to or filing with, any Governmental Authority or other Person, and (iv) do not (A) contravene, or constitute a default under, any provision of (1) Applicable Law or regulation, (2) the organizational documents of the Servicer or (3) any judgment, award, injunction, order, writ, or decree or agreement or other instrument binding upon the Servicer or (B) result in the creation or imposition of any Adverse Claim (other than in favor of the Administrative Agent under the Transaction Documents) on assets of the Servicer or any of its Subsidiaries. This Agreement and the other Transaction Documents to which the Servicer is a party have been duly executed and delivered by the Servicer.
(c)Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)Accuracy of Information. None of the factual information, when taken as a whole, heretofore or contemporaneously, and furnished in writing, to the Administrative Agent or any Group Agent by or on behalf of the Servicer pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby contains, as of the date such information was furnished (and as modified or supplemented by other information so furnished) any untrue statement of a material fact, or omits to state any material fact necessary to make any information, in light of the circumstances under which they were made, not materially misleading.

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(e)Actions, Suits and Proceedings. Except as disclosed in its publicly available SEC filings, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or governmental body (i) which could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party, (ii) asserting the invalidity of this Agreement or any of the other Transaction Documents; (iii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iv) seeking any determination or ruling that could materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.
(f)No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.
(g)Compliance with Applicable Laws. The Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (iii) is in compliance with the requirements of all Applicable Laws, rules, regulations and orders of all Governmental Authorities (including, without limitation, all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions) except to the extent that the failure to comply could not be reasonably expected to have a Material Adverse Effect.
(h)Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at the address set forth on Schedule III.
(i)Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.
(j)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.
(k)Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.
(l)Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.
(m)Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party (including, without limitation, the Purchase and Sale Agreement) is true and correct in all material respects as of the date when made.

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(n)No Material Adverse Effect, Unmatured Event of Termination or Event of Termination. Since the date of the financial statements described in clause (r) below, there has been no Material Adverse Effect with respect to the Servicer. No event has occurred and is continuing or would result from an Investment or from the application of the proceeds therefrom, that constitutes an Event of Termination or an Unmatured Event of Termination.
(o)Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(p)Licenses and Labor Controversies.
(i)The Servicer has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business unless such failure could not reasonably be expected to have a Material Adverse Effect.
(ii)There are no labor controversies pending against the Servicer that have had (or could be reasonably expected to have) a Material Adverse Effect.
(q)Sanctions; International Trade, Anti-Money Laundering and Anti-Corruption Laws. No Covered Entity nor any of its directors, officers, or employees, nor, to the knowledge of any Seller-Related Party, any agents or affiliates acting on behalf of any Covered Entity: (a) is a Sanctioned Person; (b) does business in or with, or derives any of its income, directly or knowingly indirectly, from any Sanctioned Person or any Sanctioned Jurisdiction; or (c) is in violation of, or is, directly or knowingly indirectly, taking any action that could cause any Covered Entity to be in violation of, applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws. No Covered Entity nor any of its directors, officers, or employees, nor to the knowledge of any Seller-Related Party, any agents or affiliates acting on behalf of any Covered Entity: (x) is in receipt of any notice or communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; or (y) to its knowledge, is the target or subject of any investigation, or has received any request for information, involving any allegation relating to a violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by an Official Body. Each Covered Entity has instituted, maintains, and enforces policies and procedures reasonably designed to promote compliance with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. There is no Covered Property pledged as Collateral.
(r)Financial Information. The balance sheets of the Parent and its consolidated Subsidiaries at December 31, 2024, and the related statements of income and retained earnings for the Fiscal Year then ended, copies of which have been made publicly available, fairly present in all material respects the financial condition of the Parent and its consolidated Subsidiaries at such date and the results of the operations of the Parent and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.
(s)Taxes. The Servicer has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid or has made adequate provision for payment of all taxes payable by it which have become due or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority other than any taxes or assessments that are being contested in good

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faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.
(t)Opinions. The facts regarding the Seller, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(u)Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.
SECTION 7.03. Representations, Warranties and Agreements Relating to the Security Interest
. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security as of the date of execution of this Agreement:
(a)The Receivables.
(i)Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pool Receivables and Related Security in favor of the Administrative Agent (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.
(ii)Nature of Receivables. The Pool Receivables constitute either “accounts”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.
(iii)Ownership of Receivables. The Seller owns and has good and marketable title to the Pool Receivables and Related Security free and clear of any Adverse Claim.
(iv)Perfection and Related Security. The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale of the Receivables and Related Security from the applicable Originator to the Seller pursuant to the Purchase and Sale Agreement, and the sale and security interest therein from the Seller to the Administrative Agent under this Agreement, to the extent that such collateral constitutes “accounts,” “general intangibles,” or “tangible chattel paper” each within the meaning of the applicable UCC.
(v)Tangible Chattel Paper. With respect to any Pool Receivables that constitute “tangible chattel paper” (within the meaning of the applicable UCC), if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Seller has caused (and will cause the applicable Originator to cause), within ten (10) days after the Closing Date, the filing of financing statements described in clause (iv) above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrative Agent” or similar words to that effect. The Receivables to the extent they are

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evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrative Agent.
(vi)Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.03(a) shall be continuing and remain in full force and effect until the Final Payout Date.
(b)The Lock-Boxes and Collection Accounts.
(i)Nature of Accounts. Each Lock-Box and Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)Ownership. The Seller owns and has good and marketable title to the Lock-Boxes and Collection Accounts free and clear of any Adverse Claim.
(iii)Perfection. The Seller has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank, respectively, has agreed, following the delivery of a notice of control by the Administrative Agent, to comply with all instructions originated by the Administrative Agent (on behalf of the Purchasers) directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Seller or the Servicer.
(c)Priority.
(i)Other than the transfer of the Receivables to the Seller and the Administrative Agent under the Purchase and Sale Agreement and this Agreement, respectively, and/or the security interest granted to the Seller and the Administrative Agent pursuant to the Purchase and Sale Agreement and this Agreement, respectively, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Boxes and Collection Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated. Neither the Seller nor any Originator has authorized the filing of, or is aware of any financing statements against either the Seller or such Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Boxes and Collection Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by such Originator to the Seller under the Purchase and Sale Agreement, (ii) relating to the security interest granted to the Administrative Agent under this Agreement, or (iii) that has been released or terminated.
(ii)The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller, the Servicer or any Originator, other than any judgment, ERISA or tax lien filing that (A) has not been outstanding for greater than 30 days from the earlier of such Person’s knowledge or notice thereof, (B) is less than $250,000 and (C) does not otherwise give rise to an Event of Termination.
(iii)The Lock-Boxes and Collection Accounts are not in the name of any person other than the Seller or the Administrative Agent. Neither the Seller nor the Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrative Agent and, prior to the occurrence and

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continuation of an Event of Termination and the delivery of a notice of control by the Administrative Agent, the Servicer.
(d)Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 7.03 shall be continuing and remain in full force and effect until the Final Payout Date.
(e)No Waiver. To the extent required pursuant to the securitization program of any Conduit Purchaser, the parties to this Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes of such Conduit Purchaser, waive any of the representations set forth in this Section 7.03; (ii) shall provide the Rating Agencies with prompt written notice of any breach of any representations set forth in this Section 7.03, and shall not, without obtaining a confirmation of the then-current rating of such Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Section 7.03.
(f)Servicer to Cooperate with Administrative Agent to Maintain Perfection and Priority. In order to evidence the interests of the Administrative Agent under this Agreement, the Servicer shall, at the reasonable request of the Administrative Agent, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent or any Group Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrative Agent, until such time as the latest of (i) the Termination Date, (ii) the date on which no Capital of or Yield in respect of an Investment shall be outstanding, and (iii) the date all amounts owed by the Seller under this Agreement to any Purchaser, any Group Agent, the Administrative Agent and any other Servicer Indemnified Party or Affected Person shall be paid in full.
SECTION 7.04. Ordinary Course of Business
. Each of the Seller and the Purchasers represents and warrants, as to itself, that each remittance of Collections by or on behalf of the Seller to the Purchasers under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchasers and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchasers.
SECTION 7.05. Reaffirmation of Representations and Warranties
. On the date of each Investment and/or reinvestment hereunder, and on the date each Information Package, Weekly Report or other report is delivered to the Administrative Agent, any Group Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such Investment or reinvestment and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Article VII, as from time to time amended in accordance with the terms hereof, are correct on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which

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case such representations and warranties shall be true and correct as of such date), and (ii) no event has occurred or is continuing, or would result from any such Investment, which constitutes an Event of Termination or an Unmatured Event of Termination.
ARTICLE VIII

COVENANTS
SECTION 8.01. Covenants of the Seller
. Unless waived by Administrative Agent and Majority Group Agents, at all times from the date hereof until the latest of (i) the Final Payout Date, (ii) the date on which no Capital of or discount in respect of the Sold Assets shall be outstanding, and (iii) the date all amounts owed by the Seller under this Agreement to any Purchaser, any Group Agent, the Administrative Agent and any other Seller Indemnified Party or Affected Person shall be paid in full:
(a)Payment of Principal and Yield. The Seller shall duly and punctually pay Capital, Yield, Fees and all other amounts payable by the Seller hereunder in accordance with the terms of this Agreement.
(b)Existence. The Seller shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents, the Sold Assets and the Seller Collateral.
(c)Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with GAAP, and the Seller (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Group Agent:
(i)Annual Reporting. Promptly upon completion and in no event later than 120 days after the close of each Fiscal Year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.
(ii)Information Packages and Weekly Reports. As soon as available and in any event not later than two (2) Business Days prior to the Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month. During any Weekly Reporting Period, as soon as available and in any event not later than the third Business Day of each week, a Weekly Report as of the most recently completed week.
(iii)Other Information. Such other information (including non-financial information) as the Administrative Agent or any Group Agent may from time to time reasonably request, within a reasonable time after such request is received.
(iv)Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Group Agent, copies of the same.

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(v)Change in Credit and Collection Policy. At least ten (10) days prior to the effectiveness of any material change in or amendment to any Credit and Collection Policy, notice of such change or amendment.
(d)Notices. The Seller (or the Servicer on its behalf) will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)Notice of Events of Termination or Unmatured Events of Termination. A statement of a Financial Officer of the Seller setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Seller proposes to take with respect thereto.
(ii)Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Seller under this Agreement or any other Transaction Document to be true and correct with respect to the Pool Receivables.
(iii)Judgments and Proceedings. (A)(1) The entry of any judgment or decree against the Parent or any Originator if the amount of such judgment or decree exceeds $30,000,000 after deducting (I) the amount with respect to which such Person or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (II) the amount for which such Person or any such Subsidiary, as the case may be, is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Administrative Agent and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Parent or any Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller.
(iv)Defaults under Other Agreements. The occurrence of a default or an event of default under any agreement pursuant to which any of the Parent, the Seller or any Originator is a debtor or an obligor, which could reasonably be expected to have a Material Adverse Effect.
(v)Notices under the Purchase and Sale Agreement. Copies of all notices delivered under the Purchase and Sale Agreement.
(vi)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(vii)ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing

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employer, in each case in respect of any Reportable Event that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate.
(viii)Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.
(ix)Termination Event. The occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement.
(x)Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of the Seller, Swift, the Servicer, the Parent or any Originator or any of their respective Subsidiaries.
(e)Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as an entity in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
(f)Compliance with Laws. The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(g)Furnishing of Information and Inspection of Receivables. The Seller will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Sold Assets and the Seller Collateral as the Administrative Agent or any Group Agent may reasonably request. The Seller will, at the Seller’s expense, during regular business hours with, if an Event of Termination has not occurred and is not continuing, no less than thirty (30) days prior written notice (i) permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Seller for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Sold Assets, the Seller Collateral or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters; provided, that so long as no Event of Termination has occurred and is continuing such examinations and visits shall not exceed one (1) per year and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, at the Seller’s expense, upon, if an Event of Termination has not occurred and is not continuing, no less than thirty (30) days prior written notice from the Administrative Agent and the Group Agents, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Sold Assets and the Seller Collateral; provided, that the Seller shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Termination has occurred and is continuing.
(h)Payments on Receivables, Collection Accounts. The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables (other than Pool Receivables that are FUMS

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Receivables) to a Lock-Box or Collection Account. The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Seller, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Lock-Box or Collection Account. The Seller (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Seller shall not permit funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral to be deposited into any Lock-Box or Collection Account. If such funds are nevertheless deposited into any Lock-Box or Collection Account, the Seller (or the Servicer on its behalf) will promptly identify and transfer such funds to the appropriate Person entitled to such funds. The Seller will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds; provided, however, that Collections on FUMS Receivables may be commingled with other funds so long as such fund are remitted into a Lock-Box or Collection Account within two (2) Business Days after receipt. The Seller shall only add or replace, and shall only permit an Originator to add or replace, a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Seller shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) upon thirty (30) days’ prior written notice to and with the prior written consent of the Administrative Agent.
(i)Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable, Sold Assets, any Seller Collateral or its membership interests, or assign any right to receive income in respect thereof.
(j)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Seller will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, the provisions of any related Contract, without the prior written consent of the Administrative Agent. The Seller shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(k)Change in Business. The Seller will not (i) make any material change in the character of its business, which change would impair the collectability of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to materially adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrative Agent.
(l)Fundamental Changes. The Seller shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one

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transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than Swift and thereby cause Swift’s percentage of ownership or control of the Seller to be reduced. The Seller shall provide the Administrative Agent and each Group Agent with at least 30 days’ prior written notice before making any change in the Seller’s name, location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrative Agent and the Group Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof and at least ten (10) days prior to such change, deliver to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.
(m)Books and Records. The Seller shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(n)Identifying of Records. The Seller shall: (i) identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator so to identify its master data processing records with such a legend.
(o)Change in Payment Instructions to Obligors. The Seller shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.
(p)Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Sold Assets and Seller Collateral, and a first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Seller shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Seller shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to

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continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Seller shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes any Sold Assets or Seller Collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(q)Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Group Agents, the Seller will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Seller’s Certificate of Formation and Limited Liability Company Agreement).
(r)Restricted Payments. (i) Except pursuant to clause (ii) and (iii) below, the Seller will not: (A) purchase or redeem any shares of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) other than the Subordinated Notes, prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) other than the Subordinated Notes, repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(i)(ii)    Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) if no amounts are then outstanding under any Subordinated Note, the Seller may declare and pay dividends.
(ii)(iii)     The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Section 4.01 of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller’s Net Worth would be less than $15,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Termination or Unmatured Event of Termination shall have occurred and be continuing.
(s)Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person; provided, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).
(t)Use of Collections Available to the Seller. The Seller shall apply the Collections available to the Seller to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, the Group Agents and the Administrative Agent under this Agreement and under the Fee Letter), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.

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(u)Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Document. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrative Agent, at the Seller’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(i)The Seller authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Sold Assets and Seller Collateral without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
(ii)The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.
(iii)The Seller will not change its name, location, identity or corporate structure unless (x) the Seller, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Seller shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.
(v)Securities Act. The Seller has not, does not and will not during the term of this Agreement (x) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act of 1933 (the "33 Act") or that may be offered for sale under Rule 144A or a similar exemption from registration under the 33 Act or the rules promulgated thereunder, or (y) issue any other debt obligations or equity interests other than debt obligations substantially similar to the obligations of the Seller under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Swift for purposes of generally accepted accounting principles.
(w)Sanctions; International Trade; Anti-Money Laundering and Anti-Corruption Laws. The Seller shall:
(i)(A) upon becoming aware that any Seller Collateral becomes Covered Property, promptly notify the Administrative Agent and provide to the Administrative Agent additional Seller Collateral that is not Covered Property of at least equal value to the Seller Collateral that became Covered Property, except to the extent prohibited by Applicable Law; and (B) comply with applicable International Trade Laws,

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Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws and maintain and enforce policies and procedures reasonably designed to promote compliance with all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws by each Covered Entity, each Covered Entity’s directors and officers, and any employee, agent or affiliate acting on behalf of each Covered Entity in connection with this Agreement;
(ii)neither do any of the following nor permit any Seller-Related Party or any Seller-Related Party’s directors, officers or employees, or to any Seller-Related Party’s knowledge, any agents or affiliates acting on any Seller-Related Party’s behalf in connection with this Agreement or the other Transaction Documents to: (A) become a Sanctioned Person; (B) directly or knowingly indirectly (through a third party or otherwise), provide, use, or make available the proceeds of any Investment hereunder (x) to fund or facilitate any activities or business of, with, or for the benefit of any Sanctioned Person, (y) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, or (z) to act in any manner in violation of, or that would result in a violation by any Person of, any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; (C) in the execution, delivery or performance of this Agreement, or any activities, transactions, services, or any collateral or security interest contemplated by this Agreement, violate Sanctions; (D) directly or knowingly indirectly, repay in whole or in part any Investment hereunder with proceeds derived from investments in or transactions with any Sanctioned Jurisdiction or Sanctioned Person or otherwise in violation of Sanctions; or (E) do business in or with, or derive any of its income, directly or knowingly indirectly, from any Sanctioned Jurisdiction or Sanctioned Person; and
(iii)not directly or knowingly indirectly provide or make available the proceeds of any Investment hereunder to, or allow the use of proceeds of any Investment hereunder by, any Seller-Related Party’s Subsidiary if such Subsidiary is not also a Seller-Related Party.
(x)Seller’s Net Worth. The Seller shall not permit the Seller’s Net Worth to be less than the Required Capital Amount.
(y)Taxes. The Seller will (i) timely file all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
(z)Seller’s Tax Status. The Seller will remain a wholly-owned subsidiary of a United States person (within the meaning of Section 7701(a)(30) of the Code) and not be subject to withholding under Section 1446 of the Code. No action will be taken that would cause the Seller to (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Seller shall not become subject to any Tax in any jurisdiction outside the United States.
(aa)Liquidity Coverage Ratio. The Seller shall not issue any LCR Security.
(ab)Certificate of Beneficial Ownership and Other Additional Information. Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” as defined under the Beneficial Ownership Regulation, the Seller shall execute

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and deliver to the Administrative Agent and the Group Agents a certification of the Seller as to its beneficial owner(s) complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrative Agent and the Group Agents (a “Certificate of Beneficial Ownership”).
(ac)Regulation W. The Seller agrees to respond promptly to any reasonable requests for information related to its use of Purchase proceeds to the extent required by any Affected Person in connection with such Affected Person’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223). The Seller shall not to its actual knowledge use the proceeds of any Purchase under the Agreement to purchase any asset or securities from any Purchaser’s “affiliate” as such term is defined in 12 C.F.R. Part 223. In connection with each request for a Purchase under the Agreement, the Seller shall be deemed to have represented and warranted to each Affected Person on the date such Investment is made that, to its actual knowledge, as of such date, the proceeds of such Investment will not be used by the Seller to, directly or indirectly, either (x) purchase any asset or securities from any Purchaser’s “affiliate” as such term is defined in 12 C.F.R. Part 223 or (y) invest in any fund sponsored by a Purchaser or Affiliate thereof.
SECTION 8.02. Covenants of the Servicer
. Unless waived by Administrative Agent and Majority Group Agents, at all times from the date hereof until the latest of (i) the Final Payout Date, (ii) the date on which no Capital of or discount in respect of the Sold Assets shall be outstanding, and (iii) the date all amounts owed by the Seller under this Agreement to any Purchaser, any Group Agent, the Administrative Agent and any other Seller Indemnified Party or Affected Person shall be paid in full:
(a)Existence. The Seller shall keep in full force and effect its existence and rights as a limited liability company or other entity under the laws of the State of Delaware. The Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP as in effect in the appropriate jurisdiction, and the Servicer shall furnish or cause to be furnished to the Administrative Agent and each Group Agent or, in the case of any of clauses (i) or (ii) below, make publicly available:
(i)Annual Reporting. Subject to clause (x) below, promptly upon completion and in no event later than 120 days after the close of each Fiscal Year of the Parent, annual audited financial statements of the Parent and its consolidated subsidiaries audited by independent certified public accountants selected by the Parent but reasonably acceptable to the Administrative Agent and each such Group Agent, prepared in accordance with GAAP, including consolidated balance sheets as of the end of such period, and the related consolidated statements of income or operations, shareholders’ (or members’) equity and cash flows for such Fiscal Year, setting forth, in each case, in comparative form, the figures for the previous Fiscal Year.
(ii)Quarterly Reporting. Subject to clause (x) below, promptly upon completion and in no event later than 60 days after the close of each Fiscal Quarter of the

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Parent, unaudited financial statements of the Parent certified by a designated financial officer of the Parent prepared in accordance with GAAP, including consolidated balance sheets of the Parent as of the end of such period, and the related consolidated statements of income or operations, shareholders’ (or members’) equity and cash flows for such Fiscal Quarter, setting forth, in each case, in comparative form, the figures for the previous Fiscal Quarter.
(iii)Compliance Certificates. Together with the annual report required above, a compliance certificate in form of a Compliance Certificate attached hereto as Exhibit G stating that no Event of Termination or Unmatured Event of Termination exists, or if any Event of Termination or Unmatured Event of Termination exists, stating the nature and status thereof.
(iv)Information Packages and Weekly Reports. As soon as available and in any event not later than two (2) Business Days prior to the Settlement Date, an Information Package as of the last day of the most recently completed Fiscal Month. During any Weekly Reporting Period, as soon as available and in any event not later than the third Business Day of each week, a Weekly Report as of the most recently completed week.
(v)Shareholders Statements and Reports and SEC Filings. Subject to clause (x) below, promptly upon the furnishing thereof to the shareholders of the Parent copies of all financial statements, reports and proxy statements so furnished.
(vi)Delivery of Financial Information. Subject to clause (x) below, promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Seller, Swift, the Parent or any of their respective Affiliates files with the SEC.
(vii)Copies of Notices. Subject to clause (x) below, promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Group Agent, copies of the same.
(viii)Change in Credit and Collection Policy. At least ten (10) days prior to the effectiveness of any material change in or amendment to any Credit and Collection Policy, notice of such change or amendment.
(ix)Other Information. Such other information (including non-financial information) as the Administrative Agent or any Group Agent may from time to time reasonably request, within a reasonable time after such request is received.
(x)Public Reports. Documents required to be delivered pursuant to this Section 8.02(b) (to the extent such documents are included otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at swifttrans.com; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which the Administrative Agent, any Group Agents or any Purchaser has access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided, that (i) the Parent shall deliver paper copies of such documents to the Administrative Agent, any Group Agents or any Purchaser that requests in writing that the Parent deliver such paper copies until a written request to cease delivering such paper copies is given by the Administrative Agent, any Group Agents or such Purchaser and (ii)

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the Parent shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
(c)Notices. The Servicer will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)Notice of Events of Termination or Unmatured Events of Termination. A statement of a Financial Officer of the Servicer setting forth details of any Event of Termination or Unmatured Event of Termination that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.
(ii)Judgments and Proceedings. (A)(1) The entry of any judgment or decree against the Parent or any Originator if the amount of such judgment or decree exceeds $30,000,000 after deducting (I) the amount with respect to which such Person or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (II) the amount for which such Person or any such Subsidiary, as the case may be, is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Administrative Agent and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Parent or any Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller.
(iii)Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.
(iv)Defaults Under Other Agreements. The occurrence of a default or an event of default under any agreement pursuant to which any of the Parent, any Originator or Seller is a debtor or an obligor, which could reasonably be expected to have a Material Adverse Effect.
(v)Notices under the Purchase and Sale Agreement. Copies of all notices delivered under the Purchase and Sale Agreement.
(vi)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Sold Assets or the Seller Collateral or any portion thereof, (B) any Person other than the Seller, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(vii)ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that Swift or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or that Swift or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which Swift or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case

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in respect of any Reportable Event that could, in the aggregate, result in the imposition of liability on Swift and/or any such Affiliate.
(viii)Name Changes. At least thirty (30) days before any change in any Originator’s or the Seller’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
(ix)Termination Event. The occurrence of a Purchase and Sale Termination Event under the Purchase and Sale Agreement.
(x)Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of any Originator, the Servicer, Swift, the Parent or the Seller.
(d)Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as an entity in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.
(e)Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(f)Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Sold Assets and Seller Collateral as the Administrative Agent or any Group Agent may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Sold Assets and the Seller Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Sold Assets, the Seller Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon, if an Event of Termination has not occurred and is not continuing, no less than 30 days prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables, the other Sold Assets and the Seller Collateral; provided, that so long as no Event of Termination has occurred and is continuing, the Servicer shall be required to reimburse the Administrative Agent for only one (1) such audit per year. For the avoidance of doubt, the Administrative Agent may require examinations and audits in addition to the examinations and

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audits specified in clause (i) and clause (ii) above, but the expense of any such additional examination or audit shall be borne by the Administrative Agent and not the Servicer.
(g)Payments on Receivables, Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables (other than Pool Receivables that are FUMS Receivables) to a Collection Account or a Lock-Box. The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Lock-Box or Collection Account. The Servicer will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Servicer shall not permit funds other than Collections on Pool Receivables and other Sold Assets and Seller Collateral to be deposited into any Lock-Box or Collection Account. If such funds are nevertheless deposited into any Lock-Box or Collection Account, the Servicer will promptly identify such funds for segregation. The Servicer will not, and will not permit the Seller, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds; provided, however, that Collections on FUMS Receivables may be commingled with other funds so long as such fund are remitted into a Lock-Box or Collection Account within two (2) Business Days after receipt. The Servicer shall only add or replace a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition or replacement and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) upon 30 days’ prior written notice to and with the prior written consent of the Administrative Agent.
(h)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto, without the prior written consent of the Administrative Agent. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(i)Change in Business. The Servicer will not (i) make any material change in the character of its business, which change would impair the collectability of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to adversely affect the collectability of the Pool Receivables, the credit quality of any Pool Receivable, the enforceability of any related Contract or its ability to perform its obligations

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under the related Contract or the Transaction Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrative Agent.
(j)Records. The Servicer will maintain, implement and keep (i) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts if originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of, and adjustments to, each existing Pool Receivable). The Servicer will give the Administrative Agent prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to Administrative Agent on or before the date hereof as the Servicer’s then existing or planned administrative and operating procedures for collecting Receivables.
(k)Identifying of Records. The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.
(l)Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.
(m)Security Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Sold Assets and Seller Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority

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interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(n)Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(o)Sanctions; International Trade; Anti-Money Laundering and Anti-Corruption Laws. The Servicer shall:
(i)(A) upon becoming aware that any Seller Collateral becomes Covered Property, promptly notify the Administrative Agent and provide to the Administrative Agent additional Seller Collateral that is not Covered Property of at least equal value to the Seller Collateral that became Covered Property, except to the extent prohibited by Applicable Law; and (B) comply with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws and maintain and enforce policies and procedures reasonably designed to promote compliance with all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws by each Covered Entity, each Covered Entity’s directors and officers, and any employee, agent or affiliate acting on behalf of each Covered Entity in connection with this Agreement;
(ii)neither do any of the following nor permit any Seller-Related Party or any Seller-Related Party’s directors, officers or employees, or to any Seller-Related Party’s knowledge, any agents or affiliates acting on any Seller-Related Party’s behalf in connection with this Agreement or the other Transaction Documents to: (A) become a Sanctioned Person; (B) directly or knowingly indirectly (through a third party or otherwise), provide, use, or make available the proceeds of any Investment hereunder (x) to fund or facilitate any activities or business of, with, or for the benefit of any Sanctioned Person, (y) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, or (z) to act in any manner in violation of, or that could result in a violation by any Person of, any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; (C) in the execution, delivery or performance of this Agreement, or any activities, transactions, services, or any collateral or security

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interest contemplated by this Agreement, violate Sanctions; (D) directly or knowingly indirectly, repay in whole or in part any Investment hereunder with proceeds derived from investments in or transactions with any Sanctioned Jurisdiction or Sanctioned Person or otherwise in violation of Sanctions; or (E) do business in or with, or derive any of its income, directly or knowingly indirectly, from any Sanctioned Jurisdiction or Sanctioned Person; and
(iii)not directly or knowingly indirectly provide or make available the proceeds of any Investment hereunder to, or allow the use of proceeds of any Investment hereunder by, any Seller-Related Party’s Subsidiary if such Subsidiary is not also a Seller-Related Party.
(p)Seller’s Tax Status. The Servicer shall not take or cause any action to be taken that could result in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
SECTION 8.03. Separate Existence of the Seller
. Each of the Seller and the Servicer hereby acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from any Originator, Swift, the Servicer, the Performance Guarantor and their Affiliates. Therefore, from and after the date hereof, each of the Seller and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Group Agent to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of the Parent, Swift, the Originators, the Servicer and any other Person, and is not a division of the Parent, Swift, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:
(a)Special Purpose Entity. The Seller will be a special purpose company whose primary activities are restricted in its Limited Liability Company Agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in the Sold Assets and Seller Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.
(b)No Other Business or Debt. The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of Swift, any Originator or any Affiliate thereof), other than as expressly permitted by the Transaction Documents.

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(c)Independent Director. At all times have a Board of Managers and not less than one member of Seller’s Board of Managers shall be an individual (the “Independent Director”) who (A) has (1) prior experience as an Independent Director or Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors or Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, (B) is reasonably acceptable to the Administrative Agent as evidenced in a writing executed by the Administrative Agent (it being understood and agreed that any equity owner, manager or employee of Global Securitization Services, LLC or Lord Securities Corporation is hereby consented to by the Administrative Agent), (C) is not, and has not been for a period of five years prior to his or her appointment as an Independent Manager of the Seller: (1) a member (whether direct, indirect or beneficial), customer, advisor or supplier of Swift or any of its respective Affiliates, (2) a director, officer, employee, partner, attorney or consultant of Swift or any of its Affiliates (Swift and its Affiliates other than the Seller being hereinafter referred to as the “Parent Group”), (3) a person related to any person referred to in clauses (1) or (2) above, (4) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier, employee, officer or director or (5) a trustee, conservator or receiver for any member of the Parent Group and (D) shall not at any time serve as a trustee in bankruptcy for the Seller, Swift or any Affiliate thereof (such an individual meeting the requirements set forth above, the “Independent Manager”) and causing its limited liability company agreement to provide that (w) at least one member of the Seller’s Board of Managers shall be an Independent Manager, (x) the Seller’s Board of Managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless a unanimous vote of the Seller’s Board of Managers (which vote shall include the affirmative vote of all Independent Managers) shall approve the taking of such action in writing prior to the taking of such action, (y) the Seller’s Board of Managers shall not vote on any matter requiring the vote of its Independent Managers under its certificate of formation unless and until at least one Independent Manager is then serving on the Seller’s Board of Managers and (z) the provisions requiring an Independent Manager and the provision described in clauses (x) and (y) of this paragraph (c) cannot be amended without the prior written consent of each Independent Manager (it being understood that, as used in this paragraph (c), “control” means the possession directly or indirectly of the power to direct or cause the direction of management policies or activities of a person or entity whether through ownership of voting securities, by contract or otherwise).
The Seller shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Seller, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an

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Independent Director set forth in this clause (c), in which case the Seller shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).
The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, the Parent, the Performance Guarantor, any Originator, the Servicer or any of their respective Affiliates.
(d)Organizational Documents. The Seller shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents.
(e)Conduct of Business. The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of managers’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.
(f)Compensation. Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as Swift or any Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds.
(g)Servicing and Costs. The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. Except as otherwise permitted by this Agreement, the Seller will not incur any material indirect or overhead expenses for items shared with Swift or any Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; provided, that Swift, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees.

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(h)Operating Expenses. The Seller’s operating expenses will not be paid by Swift, any Originator or any Affiliate thereof.
(i)Books and Records. The Seller’s books and records will be maintained separately from those of Swift, the Originators and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Seller.
(j)Disclosure of Transactions. All financial statements of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof that are consolidated to include the Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of Swift, the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof.
(k)Segregation of Assets. The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Swift, the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof.
(l)Corporate Formalities. The Seller will strictly observe limited liability company formalities in its dealings with Swift, the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Swift, the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Swift, the Servicer, the Parent, the Performance Guarantor, the Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate.
(m)Arm’s-Length Relationships. The Seller will maintain arm’s-length relationships with Swift, the Servicer, the Parent, the Performance Guarantor, the Originators and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor Swift, the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, will be or will

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hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, Swift, the Servicer, the Parent, the Performance Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.
(n)Allocation of Overhead. To the extent that Seller, on the one hand, and Swift, the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses.
(o)To the extent not already covered in paragraphs (a) through (n) above, Seller shall comply and/or act in accordance with the provisions of Section 6.4 of the Purchase and Sale Agreement.
ARTICLE IX

ADMINISTRATION AND COLLECTION
OF RECEIVABLES
SECTION 9.01. Appointment of the Servicer.
(a)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Administrative Agent gives notice to Swift (in accordance with this Section 9.01) of the designation of a new Servicer, Swift is hereby designated as, and hereby agrees to perform, the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Termination, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (at the direction of the Majority Group Agents) designate as Servicer any Person (including itself) to succeed Swift or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.
(b)Upon the designation of a successor Servicer as set forth in clause (a) above, Swift agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Swift shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(c)Swift acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each member in each Group have relied on Swift’s agreement to act as Servicer hereunder. Accordingly, Swift agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents.
(d)The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-

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Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrative Agent, each Purchaser and each Group Agent shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation.
SECTION 9.02. Duties of the Servicer.
(a)The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Termination has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Termination has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.
(b)The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
SECTION 9.03. Collection Account Arrangements
. Prior to the Closing Date, the Seller shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon the occurrence and during the continuance of an Unmatured Event of Termination or Event of Termination, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (upon the direction of the Majority Group Agents) at any time thereafter give notice to each Collection Account Bank that the

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Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Seller hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.
SECTION 9.04. Enforcement Rights.
(a)At any time following the occurrence and during the continuation of an Event of Termination:
(i)the Administrative Agent (at the Seller’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
(ii)the Administrative Agent may instruct the Seller or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;
(iii)the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;
(iv)notify the Collection Account Banks that the Seller and the Servicer will no longer have any access to the Collection Accounts;

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(v)the Administrative Agent may (or, at the direction of the Majority Group Agents shall) replace the Person then acting as Servicer; and
(vi)the Administrative Agent may collect any amounts due from an Originator under the Purchase and Sale Agreement or the Performance Guarantor under the Performance Guaranty.
For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Termination are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.
(b)The Seller hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
(c)The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Termination, to collect any and all amounts or portions thereof due under any and all Sold Assets and Seller Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Sold Assets and Seller Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
SECTION 9.05. Responsibilities of the Seller.
(a)Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Purchaser Party of their respective rights hereunder shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Purchaser Parties shall have any obligation or liability with respect to any Sold Assets or Seller Collateral, nor shall any of them be obligated to perform any of the obligations of the Seller, the Servicer or any Originator thereunder.

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(b)Swift hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Swift shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Swift conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Seller shall pay to Swift its reasonable out-of-pocket costs and expenses from the Seller’s own funds (subject to the priority of payments set forth in Section 4.01).
SECTION 9.06. Servicing Fee.
(a)Subject to clause (b) below, the Seller shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.
(b)If the Servicer ceases to be Swift or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.
SECTION 9.07. Reporting Frequency
. The Seller may, upon two (2) Business Days prior written notice to the Administrative Agent and the Servicer, elect to provide Weekly Reports to the Administrative Agent. Upon such election, a Weekly Reporting Period shall begin and the Seller and the Servicer shall be required to provide Weekly Reports in accordance with Sections 8.01(c)(ii) and 8.02(b)(iv), as applicable. Upon any such election of the implementation of a Weekly Reporting Period, such Weekly Reporting Period shall continue hereunder at all times until the date on which Seller provides the Administrative Agent and the Servicer with no less than two (2) Business Days prior written notice that it would like to terminate the Weekly Reporting Period and the Administrative Agent provides its written consent to the termination of such Weekly Reporting Period (which consent may be provided or denied in the Administrative Agent’s sole discretion).
ARTICLE X

EVENTS OF TERMINATION
SECTION 10.01. Events of Termination
. If any of the following events (each an “Event of Termination”) shall occur:
(a)(i) the Seller, the Parent, Swift, any Originator, or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Person’s actual knowledge or notice thereof, (ii) the Seller, any Originator, the Performance Guarantor or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall

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continue unremedied for two (2) Business Days or (iii) Swift shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed;
(b)Swift (or any Affiliate thereof) shall fail to transfer to any successor Servicer, when required, any rights pursuant to this Agreement that Swift (or such Affiliate) then has as Servicer;
(c)any representation or warranty made or deemed made by the Parent, Seller, any Originator, or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller, any Originator, the Parent or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, if the representation or warranty is of a type that is capable of being cured, shall remain incorrect or untrue for thirty (30) days after the earlier of such Person’s actual knowledge or notice thereof;
(d)the Seller or the Servicer shall fail to deliver an Information Package or Weekly Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;
(e)this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Pool Receivables or any of the other Sold Assets or Seller Collateral, free and clear of any Adverse Claim;
(f)the Parent, Swift, the Seller, any Originator, or the Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against the Parent, Swift, the Seller any Originator, or the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Parent, Swift, the Seller, any Originator, or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;
(g)(i) the average for three consecutive Fiscal Months of: (A) the Default Ratio shall exceed 5.5%, (B) the Delinquency Ratio shall exceed 7.25%, or (C) the Dilution Ratio shall exceed 3.0% or (ii) the Days’ Sales Outstanding exceeds 50 days;
(h)a Change in Control shall occur;
(i)a Capital Coverage Deficit shall occur, and shall not have been cured within two (2) Business Days;
(j)a default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated

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amount of, or interest or fees on, any Debt (other than Debt described in clause (a) above) of the Parent or any of its Subsidiaries having a principal or stated amount, individually or in the aggregate, in excess of $30,000,000, a default shall occur in the performance or observance of any obligation or condition with respect to such Debt, or an event of default shall occur, if the effect of such default or event of default is to accelerate the maturity of any such Debt or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Debt, or any trustee or agent for such holders, to cause or declare such Debt to become due and payable or to require such Debt to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Debt to be made, prior to its expressed maturity;
(k)the Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty;
(l)the Seller shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Directors, on the Seller’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Seller’s board of directors as required pursuant to Section 8.03(c) of this Agreement;
(m)either the Internal Revenue Service or the PBGC shall have filed one or more notices of lien asserting a claim or claims pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Seller, any Originator, Swift or any ERISA Affiliate;
(n)(i) the occurrence of a Reportable Event; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code with respect to any Pension Plan (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any of the Seller, any Originator, Swift or any of their respective ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any of the Seller, any Originator, Swift, the Servicer, the Parent or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) the receipt by the Seller, Swift, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the occurrence of a prohibited transaction with respect to any of the Seller, Swift, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code); (ix) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan, with respect to each of clause (i) through (ix), either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(o)the Parent permits the Consolidated Total Net Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.25:1.00; provided that in connection with any Acquisition (as such term is defined in the Credit Agreement without giving effect to any amendment, supplement, modification or waiver of such definition made or given after July 8, 2025) for which the aggregate consideration exceeds $100,000,000 (a “Qualified Acquisition”), the maximum Consolidated Total Net Leverage Ratio, at the election of the Parent (which

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election may be made no more than twice during the term of the Credit Agreement), with prior notice to the administrative agent under the Credit Agreement not later than 10 Business Days after the date of consummation of the Qualified Acquisition, shall increase to 3.50:1.00 for the four (4) consecutive fiscal quarter period beginning with the fiscal quarter in which such Qualified Acquisition is consummated (a “Leverage Increase Period”) and, unless increased in accordance with the Credit Agreement as in effect on July 8, 2025 without giving effect to any amendment, supplement, modification or waiver of such definition made or given after July 8, 2025 in respect of a subsequent Qualified Acquisition, shall be 3.25:1.00 as of the end of each subsequent fiscal quarter; provided, further that the Parent may not request a second Leverage Increase Period unless the actual Consolidated Total Net Leverage as of the end of at least two (2) consecutive full fiscal quarters of the Parent ended since the commencement of the first Leverage Increase Period has been equal to or less than 2.75 to 1.00;
(p)a Purchase and Sale Termination Event shall occur under the Purchase and Sale Agreement;
(q)the Seller shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;
(r)any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Parent, Swift the Seller, any Originator, the Performance Guarantor or the Servicer (or any of their respective Affiliates) shall so state in writing; or
(s)the Seller or the Servicer shall breach Section 7.01(p) (Seller’s representations and warranties regarding Sanctions; International Trade, Anti-Money Laundering and Anti-Corruption Laws), 7.02(q) (Servicer’s representations and warranties regarding Sanctions; International Trade, Anti-Money Laundering and Anti-Corruption Laws), Section 8.01(w) (Seller’s covenants regarding Sanctions; International Trade; Anti-Money Laundering and Anti-Corruption Laws) or Section 8.02(o) (Servicer’s covenants regarding Sanctions; International Trade; Anti-Money Laundering and Anti-Corruption Laws);
then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) by notice to the Seller (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Seller Obligation Final Due Date to have occurred (in which case the Seller Obligation Final Due Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Seller Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Seller Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (f) of this Section 10.01 with respect to the Seller, the Termination Date shall occur and the Aggregate Capital and all other Seller Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Sold Assets and Seller Collateral shall be applied in the order of priority set forth in Section 4.01.

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ARTICLE XI

THE ADMINISTRATIVE AGENT
SECTION 11.01. Authorization and Action
. Each Purchaser Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or any Affiliate thereof or any Purchaser Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
SECTION 11.02. Administrative Agent’s Reliance, Etc
. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 9.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Purchaser Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser Party (whether written or oral) and shall not be responsible to any Purchaser Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Purchaser Party or to inspect the property (including the books and records) of any Purchaser Party; (d) shall not be responsible to any Purchaser Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 11.03. Administrative Agent and Affiliates

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. With respect to any Investment or interests therein owned by any Purchaser Party that is also the Administrative Agent, such Purchaser Party shall have the same rights and powers under this Agreement as any other Purchaser Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Seller or any Affiliate thereof and any Person who may do business with or own securities of the Seller or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 11.04. Indemnification of Administrative Agent
. Each Committed Purchaser agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or any Affiliate thereof), ratably according to the respective Percentage of such Committed Purchaser, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.
SECTION 11.05. Delegation of Duties
. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 11.06. Action or Inaction by Administrative Agent
. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Group Agents or the Majority Group Agents, as the case may be, and assurance of its indemnification by the Committed Purchasers, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Group Agents or the Majority Group Agents, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Purchaser Parties. The Purchaser Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Group Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Group Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Group Agents.

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SECTION 11.07. Notice of Events of Termination; Action by Administrative Agent
. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Termination or Event of Termination unless the Administrative Agent has received notice from any Purchaser Party or the Seller stating that an Unmatured Event of Termination or Event of Termination has occurred hereunder and describing such Unmatured Event of Termination or Event of Termination. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Group Agent, whereupon each Group Agent shall promptly give notice thereof to its respective Conduit Purchaser(s) and Related Committed Purchaser(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Termination or Event of Termination or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.
SECTION 11.08. Non-Reliance on Administrative Agent and Other Parties
. Each Purchaser Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Seller or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Purchaser Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Purchaser Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, each Originator, the Performance Guarantor or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Purchaser Party, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Party with any information concerning the Seller, any Originator, the Performance Guarantor or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION 11.09. Successor Administrative Agent.
(a)The Administrative Agent may, upon at least thirty (30) days’ notice to the Seller, the Servicer and each Group Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Group Agents as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

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(b)Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.
SECTION 11.10. Structuring Agent
. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 2.03. Each Purchaser Party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.
ARTICLE XII

THE GROUP AGENTS
SECTION 12.01. Authorization and Action
. Each Purchaser Party that belongs to a Group hereby appoints and authorizes the Group Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Group Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Group Agent. No Group Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Seller or any Affiliate thereof, any Purchaser except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Group Agent ever be required to take any action which exposes such Group Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
SECTION 12.02. Group Agent’s Reliance, Etc
. No Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Group Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Group Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Seller or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser Party (whether written or oral) and shall not be responsible to any Purchaser Party for any statements, warranties or representations (whether written or oral)

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made by any other party in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller or any Affiliate thereof or any other Person or to inspect the property (including the books and records) of the Seller or any Affiliate thereof; (d) shall not be responsible to any Purchaser Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 12.03. Group Agent and Affiliates
. With respect to any Investment or interests therein owned by any Purchaser Party that is also a Group Agent, such Purchaser Party shall have the same rights and powers under this Agreement as any other Purchaser and may exercise the same as though it were not a Group Agent. A Group Agent and any of its Affiliates may generally engage in any kind of business with the Seller or any Affiliate thereof and any Person who may do business with or own securities of the Seller or any Affiliate thereof or any of their respective Affiliates, all as if such Group Agent were not a Group Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 12.04. Indemnification of Group Agents
. Each Committed Purchaser in any Group agrees to indemnify the Group Agent for such Group (to the extent not reimbursed by the Seller or any Affiliate thereof), ratably according to the proportion of the Percentage of such Committed Purchaser to the aggregate Percentages of all Committed Purchasers in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Group Agent under this Agreement or any other Transaction Document; provided that no Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Group Agent’s gross negligence or willful misconduct.
SECTION 12.05. Delegation of Duties
. Each Group Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 12.06. Notice of Events of Termination

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. No Group Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Termination or Event of Termination unless such Group Agent has received notice from the Administrative Agent, any other Group Agent, any other Purchaser Party, the Servicer or the Seller stating that an Unmatured Event of Termination or Event of Termination has occurred hereunder and describing such Unmatured Event of Termination or Event of Termination. If a Group Agent receives such a notice, it shall promptly give notice thereof to the Purchaser Parties in its Group and to the Administrative Agent (but only if such notice received by such Group Agent was not sent by the Administrative Agent). A Group Agent may take such action concerning an Unmatured Event of Termination or Event of Termination as may be directed by Committed Purchasers in its Group representing a majority of the Commitments in such Group (subject to the other provisions of this Article XII), but until such Group Agent receives such directions, such Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Group Agent deems advisable and in the best interests of the Conduit Purchasers and Committed Purchasers in its Group.
SECTION 12.07. Non-Reliance on Group Agent and Other Parties
. Each Purchaser Party expressly acknowledges that neither the Group Agent for its Group nor any of such Group Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Group Agent hereafter taken, including any review of the affairs of the Seller or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Group Agent. Each Purchaser Party represents and warrants to the Group Agent for its Group that, independently and without reliance upon such Group Agent, any other Group Agent, the Administrative Agent or any other Purchaser Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller or any Affiliate thereof and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Group Agent to any Purchaser Party in its Group, no Group Agent shall have any duty or responsibility to provide any Purchaser Party in its Group with any information concerning the Seller or any Affiliate thereof that comes into the possession of such Group Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION 12.08. Successor Group Agent
. Any Group Agent may, upon at least thirty (30) days’ notice to the Administrative Agent, the Seller, the Servicer and the Purchaser Parties in its Group, resign as Group Agent for its Group. Such resignation shall not become effective until a successor Group Agent is appointed by the Purchaser(s) in such Group. Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the resigning Group Agent, and the resigning Group Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XII and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent.

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SECTION 12.09. Reliance on Group Agent
. Unless otherwise advised in writing by a Group Agent or by any Purchaser Party in such Group Agent’s Group, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit and on behalf of each of the Purchaser Parties in its Group, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Purchaser Parties in its Group.
ARTICLE XIII

INDEMNIFICATION
SECTION 13.01. Indemnities by the Seller.
(a)Without limiting any other rights that the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Seller Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Seller Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Seller Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Investment or the security interest in respect of any Pool Receivable or any other Sold Assets or Seller Collateral; excluding, however, (a) Seller Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Seller Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Seller Indemnified Party seeking indemnification and (b) Taxes that are covered by Section 5.03 (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Seller shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Seller Indemnified Party any and all amounts necessary to indemnify such Seller Indemnified Party from and against any and all Seller Indemnified Amounts relating to or resulting from any of the following (but excluding Seller Indemnified Amounts and Taxes described in clauses (a) and (b) above):
(i)any Pool Receivable which the Seller or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;
(ii)any representation, warranty or statement made or deemed made by the Seller (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Weekly Report or any other information or report delivered by or on behalf of the Seller pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(iii)the failure by the Seller to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iv)the failure to vest in the Administrative Agent a first priority perfected ownership or security interest in all or any portion of the Sold Assets or Seller Collateral, in each case free and clear of any Adverse Claim;

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(v)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable, any other Sold Assets or any Seller Collateral, whether at the time of any Investment or at any subsequent time;
(vi)any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;
(vii)any failure of the Seller to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(viii)any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
(ix)the commingling of Collections of Pool Receivables at any time with other funds;
(x)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Investment or in respect of any Pool Receivable, any other Sold Assets or any Seller Collateral or any related Contract;
(xi)any failure of the Seller to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
(xii)any setoff with respect to any Pool Receivable;
(xiii)any claim brought by any Person other than a Seller Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Pool Receivable;
(xiv)the failure by the Seller to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;
(xv)any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;
(xvi)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or

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failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(xvii)any action taken by the Administrative Agent as attorney-in-fact for the Seller, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document;
(xviii)the failure of delay to provide any Obligor with an invoice or other evidence of indebtedness;
(xix)the use of proceeds of any Investment; or
(xx)any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.
(b)Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Seller’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this Article XIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.
(c)If for any reason the foregoing indemnification is unavailable to any Seller Indemnified Party or insufficient to hold it harmless, then the Seller shall contribute to such Seller Indemnified Party the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Seller and its Affiliates on the one hand and such Seller Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Seller and its Affiliates and such Seller Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Seller under this Section shall be in addition to any liability which the Seller may otherwise have, shall extend upon the same terms and conditions to each Seller Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Seller and the Seller Indemnified Parties.
(d)Any indemnification or contribution under this Section shall survive the termination of this Agreement.
SECTION 13.02. Indemnification by the Servicer.
(a)The Servicer hereby agrees to indemnify and hold harmless the Seller, the Administrative Agent, the Purchaser Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Servicer Indemnified Party seeking indemnification, (ii) Taxes that are covered by Section 5.03 (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax

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claim) and (iii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):
(i)any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Weekly Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;
(ii)the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iii)the commingling of Collections of Pool Receivables at any time with other funds;
(iv)any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of any indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement; or
(v)any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document.
(b)If for any reason the foregoing indemnification is unavailable to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.
(c)Any indemnification or contribution under this Section shall survive the termination of this Agreement.

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ARTICLE XIV

MISCELLANEOUS
SECTION 14.01. Amendments, Etc.
(a)No failure on the part of any Purchaser Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Seller or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Group Agents (and, in the case of any amendment, also signed by the Seller), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Group Agent:
(i)change (directly or indirectly) the definitions of, Capital Coverage Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Seller Obligation Final Due Date, Net Receivables Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage or Special Obligor Concentration Percentage for any Obligor or change the calculation of the Capital Coverage Amount;
(ii)reduce the amount of Capital or Yield that is payable hereunder or delay any scheduled date for payment thereof;
(iii)change any Event of Termination;
(iv)release all or a material portion of the Sold Assets or Seller Collateral from the Administrative Agent’s security interest created hereunder;
(v)release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;
(vi)change any of the provisions of this Section 14.01 or the definition of “Majority Group Agents”; or
(vii)change the order of priority in which Collections are applied pursuant to Section 4.01.
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Committed Purchaser’s Commitment hereunder without the consent of such Committed Purchaser, and (B) no amendment, waiver or consent shall reduce any Fees payable by the Seller to any member of any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Group Agent for such Group and (C) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Purchaser, except with respect to any amendment, waiver or other modification

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referred to in clauses (i) through (vii) above and then only in the event such Defaulting Purchaser shall be directly affected by such amendment, waiver or other modification.
SECTION 14.02. Notices, Etc
. (a) Generally. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.
(b)    Platform.
(i)    Each of the Seller and the Servicer agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Credit Parties by posting the Communications on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Seller-Related Party, any Credit Party or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Seller-Related Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Seller-Related Party pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent or any other Credit Party by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 14.03. Assignability; Addition of Purchasers.
(a)Assignment by Conduit Purchasers. This Agreement and the rights of each Conduit Purchaser hereunder (including its right to receive payments of Capital and Yield) shall be assignable by such Conduit Purchaser and its successors and permitted assigns (i) to any Program Support Provider of such Conduit Purchaser without prior notice to or consent from the Seller or any other party, or any other condition or restriction of any kind, (ii) to any other Purchaser with prior notice to the Seller but without consent from the Seller or (iii) with the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or

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delayed; provided, however, that such consent shall not be required if an Event of Termination or Unmatured Event of Termination has occurred and is continuing), to any other Eligible Assignee. Each assignor of Capital (or any portion thereof) or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Seller and its Affiliates, including the Receivables, furnished to such assignor by or on behalf of the Seller and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Seller and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 14.06(b).
(b)Assignment by Committed Purchasers. Each Committed Purchaser may assign to any Eligible Assignee or to any other Committed Purchaser all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Capital or interests therein owned by it); provided, however that:
(i)except for an assignment by a Committed Purchaser to either an Affiliate of such Committed Purchaser or any other Committed Purchaser, each such assignment shall require the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Termination or an Unmatured Event of Termination has occurred and is continuing);
(ii)each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;
(iii)the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $5,000,000 and (y) all of the assigning Committed Purchaser’s Commitment; and
(iv)the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.
Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Committed Purchaser hereunder and (y) the assigning Committed Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Committed Purchaser’s rights and obligations under this Agreement, such Committed Purchaser shall cease to be a party hereto).
(c)Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Seller, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Purchasers and the Conduit Purchasers, the Commitment of each Committed Purchaser and the aggregate outstanding Capital (and stated Yield) of each Conduit Purchaser and Committed Purchaser from

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time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Servicer, the Administrative Agent, the Group Agents, and the other Purchaser Parties may treat each Person whose name is recorded in the Register as a Committed Purchaser or Conduit Purchaser, as the case may be, under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Seller, the Servicer, any Group Agent, any Conduit Purchaser or any Committed Purchaser at any reasonable time and from time to time upon reasonable prior notice.
(d)Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Committed Purchaser and an Eligible Assignee or assignee Committed Purchaser, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller and the Servicer.
(e)Participations. Each Committed Purchaser may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Capital and Yield thereon); provided, however, that
(i)such Committed Purchaser’s obligations under this Agreement (including, without limitation, its Commitment to the Seller hereunder) shall remain unchanged, and
(ii)such Committed Purchaser shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.
The Administrative Agent, the Group Agents, the Conduit Purchasers, the other Committed Purchasers, the Seller and the Servicer shall have the right to continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement. The Seller agrees that each Participant shall be entitled to the benefits of Sections 5.01 and 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Purchaser)) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Purchaser would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(f)Participant Register. Each Committed Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the Capital (and stated Yield) participated to each Participant, together with each Participant’s interest in the other obligations under this Agreement (the “Participant Register”); provided that no Committed Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Capital, Yield or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Capital, Yield or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury

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Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Termination or Unmatured Event of Termination has occurred and is continuing, such assignment shall require the Seller’s consent (not to be unreasonably withheld, conditioned or delayed).
(h)Assignments by the Seller or the Servicer. Neither the Seller nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).
(i)Addition of Purchasers or Groups. The Seller may, with written notice to the Administrative Agent and each Group Agent, add additional Persons as Purchasers (by creating a new Group) or cause an existing Purchaser to increase its Commitment; provided, however, that the Commitment of any existing Purchaser may only be increased with the prior written consent of such Purchaser. Each new Purchaser (or Group) shall become a party hereto, by executing and delivering to the Administrative Agent and the Seller, an assumption agreement (each, an “Assumption Agreement”) in the form of Exhibit D hereto (which Assumption Agreement shall, in the case of any new Purchaser, be executed by each Person in such new Purchaser’s Group).
(j)Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Purchaser, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Yield) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Seller, the Servicer, any Affiliate thereof or any Purchaser Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
(k)Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, any Conduit Purchaser may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Yield) and any other Transaction Document to a collateral trustee (or Person acting in a similar capacity)  as collateral security in connection with such Conduit Purchaser’s asset-backed commercial paper note program, without notice to or the consent of the Seller, the Servicer, any Affiliate thereof or any Purchaser Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
SECTION 14.04. Costs and Expenses
. In addition to the rights of indemnification granted under Section 13.01 hereof, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, any

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Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent and the other Purchaser Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Purchaser Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Purchaser Parties and any of their respective Affiliates and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Purchaser Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Purchaser Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.
SECTION 14.05. No Proceedings; Limitation on Payments.
(a)Each of the Seller, the Administrative Agent, the Servicer, each Group Agent, each Purchaser and each assignee of Capital or any Yield thereof or of any other Seller Obligations agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any Insolvency Proceeding so long as any Notes or other senior indebtedness issued by such Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes or other senior indebtedness shall have been outstanding.
(b)Each of the Servicer, each Group Agent, each Purchaser and each assignee of Capital or any Yield thereof or of any other Seller Obligations, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Termination.
(c)Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Purchaser shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay such Conduit Purchaser’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all of such Conduit Purchaser’s Notes are paid in full. Any amount which any Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 14.05 shall survive any termination of this Agreement.

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SECTION 14.06. Confidentiality.
(a)Each of the Seller and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Purchaser Party), except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Seller, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Seller and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Purchaser Party of its intention to make any such disclosure prior to making such disclosure. Each of the Seller and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Seller, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Purchaser Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Seller consents to the publication by the Administrative Agent or any other Purchaser Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.
(b)Each of the Administrative Agent and each other Purchaser Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Seller, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Seller or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program Support Provider, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Purchaser’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Purchaser or their respective Affiliates or Program Support Providers, or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Purchaser will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Seller and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, each Group Agent and each Purchaser, severally and with respect to itself only, agrees to be

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responsible for any breach of this Section by its Representatives, Advisors and Program Support Providers and agrees that its Representatives, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section.
(c)As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.
(d)Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. Notwithstanding anything to the contrary herein, nothing in this Agreement is intended or shall be deemed to prohibit or restrict any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority, without any notification to any person.
SECTION 14.07. GOVERNING LAW
. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE sold ASSETS OR SELLER COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).
SECTION 14.08. Execution in Counterparts
. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.
SECTION 14.09. Integration; Binding Effect; Survival of Termination
. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be

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binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 3.08, 3.09, 3.10, 5.01, 5.02, 5.03, 11.04, 11.06, 12.04, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement.
SECTION 14.10. CONSENT TO JURISDICTION
. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE SELLER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE SELLER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(a)EACH OF THE SELLER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE III HEREOF. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 14.11. WAIVER OF JURY TRIAL
. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO,

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OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION 14.12. Ratable Payments
. If any Purchaser Party, whether by setoff or otherwise, has payment made to it with respect to any Seller Obligations in a greater proportion than that received by any other Purchaser Party entitled to receive a ratable share of such Seller Obligations, such Purchaser Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Seller Obligations held by the other Purchaser Parties so that after such purchase each Purchaser Party will hold its ratable proportion of such Seller Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
SECTION 14.13. Limitation of Liability.
(a)No claim may be made by the Seller or any Affiliate thereof or any other Person against any Purchaser Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Seller and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Purchaser Parties and their respective Affiliates shall have any liability to the Seller or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Seller or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Seller or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Purchaser Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.
(b)The obligations of the Administrative Agent and each of the other Purchaser Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.
SECTION 14.14. Intent of the Parties
. The Seller has structured this Agreement with the intention that the obligations of the Seller hereunder (including the obligation to return Capital to the Purchasers and make payments of Yield thereon) will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Seller, the Servicer, the Administrative Agent and the other Purchaser Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in an Investment, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

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SECTION 14.15. USA Patriot Act
. Each of the Administrative Agent and each of the other Purchaser Parties hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Purchaser Parties may be required to obtain, verify and record information that identifies the Seller, the Originators, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators, the Servicer and the Performance Guarantor that will allow the Administrative Agent and the other Purchaser Parties to identify the Seller, the Originators, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Servicer agrees to provide the Administrative Agent and each other Purchaser Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
SECTION 14.16. Right of Setoff
. Each Purchaser Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Termination, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser Party (including by any branches or agencies of such Purchaser Party) to, or for the account of, the Seller or the Servicer against amounts owing by the Seller or the Servicer hereunder (even if contingent or unmatured); provided that such Purchaser Party shall notify the Seller or the Servicer, as applicable, promptly following such setoff.
SECTION 14.17. Severability
. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 14.18. Mutual Negotiations
. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 14.19. Captions and Cross References

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. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SWIFT RECEIVABLES COMPANY II, LLC By: /s/ Brad Stewart Name: Brad Stewart Title: Assistant Treasurer

SWIFT TRANSPORTATION SERVICES, LLC, as the Servicer By: /s/ Brad Stewart Name: Brad Stewart Title: Assistant Treasurer

    PNC Bank, National Association,
as Administrative Agent
    By: /s/ Deric Bradford
    Name: Deric Bradford
    Title: Senior Vice President
    PNC Bank, National Association,
as Group Agent for the PNC Group
    By: /s/ Deric Bradford
    Name: Deric Bradford
    Title: Senior Vice President
    PNC Bank, National Association,
as a Committed Purchaser
    By: /s/ Deric Bradford
    Name: Deric Bradford
    Title: Senior Vice President
    PNC Capital Markets LLC,
as Structuring Agent
    By: /s/ Deric Bradford
    Name: Deric Bradford
    Title: Managing Director

    Schedule IV-2

    Wells Fargo Bank, National Association,
as Group Agent for the Wells Group

    By: /s/ Andres Robledo
    Name: Andres Robledo
    Title: Vice President

    Wells Fargo Bank, National Association,
as a Committed Purchaser

    By: /s/ Andres Robledo
    Name: Andres Robledo
    Title: Vice President

    Schedule IV-3

    Bank of America, National Association,
as Group Agent for the Bank of America Group

    By: /s/ Ross Glynn
    Name: Ross Glynn
    Title: Senior Vice President

    Bank of America, National Association,
as a Committed Purchaser

    By: /s/ Ross Glynn
    Name: Ross Glynn
    Title: Senior Vice President

    Schedule IV-4

    The Toronto-Dominion Bank,
as Group Agent for the Toronto-Dominion Group

    By: /s/ Luna Mills
    Name: Luna Mills
    Title: Managing Director

    The Toronto-Dominion Bank,
as a Committed Purchaser

    By: /s/ Luna Mills
    Name: Luna Mills
    Title: Managing Director

GTA Funding LLC, as Conduit Purchaser for the TD Bank Purchaser Group

    By: /s/ Kevin J. Corrigan
    Name: Kevin J. Corrigan
    Title: Vice President

    Schedule IV-5